                   NINTH AMENDED AND RESTATED LOAN AGREEMENT

                         Dated as of September 28, 1998

                                  By and Among

                             THE ATLAS GROUP, INC.,

                           ATLAS ENERGY CORPORATION,

                             ATLAS RESOURCES, INC.,

                             TRANSATCO CORPORATION,

                           ATLAS GAS MARKETING, INC.,

                     PENNSYLVANIA INDUSTRIAL ENERGY, INC.,

                                   AIC, INC.,

                           ATLAS ENERGY GROUP, INC.,

                           MERCER GAS GATHERING, INC.,

                             AED INVESTMENTS, INC.,

                                      And

                             ARD INVESTMENTS, INC.,

                                as the Borrowers

                                      And

                        PNC BANK, NATIONAL ASSOCIATION,

                                    as Agent

                                      And

                           THE BANKS SIGNATORY HERETO

                   NINTH AMENDED AND RESTATED LOAN AGREEMENT
                   -----------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

SECTION 1. LOANS .......................................................... 2
   1.1   REVOLVING CREDIT LOANS ........................................... 2
   1.2   TERM LOAN ........................................................ 4
   1.3   SEVEN-YEAR TERM LOAN ............................................. 5
   1.4   DISCOUNTED FUTURE NET INCOME ..................................... 6
   1.5   MANDATORY PREPAYMENTS ............................................ 7
   1.6   INTEREST RATE OPTIONS, INTEREST PAYMENTS AND CERTAIN RELATED
         PAYMENTS PERTAINING TO THE LOANS ................................. 8
   1.7   CAPITAL ADEQUACY REQUIREMENTS ....................................15
   1.8   TIME, PLACE AND MANNER OF PAYMENTS ...............................16
   1.9   LOAN ACCOUNT .....................................................16
   1.10  LETTER OF CREDIT SUBFACILITY .....................................16
   1.11  DEFINITIONS; CONSTRUCTION ........................................21

SECTION 2. REPRESENTATIONS AND WARRANTIES .................................28

   2.1   EXISTENCE AND AUTHORITY
   2.2   STOCK OWNERSHIP AND SUBSIDIARIES .................................28
   2.3   RIGHTS, TITLES AND INTERESTS .....................................29
   2.4   FINANCIAL STATEMENTS .............................................29
   2.5   LITIGATION .......................................................30
   2.6 VALIDITY OF AGREEMENT, NOTES, MORTGAGE, SECURITY AGREEMENT (PARTNERSHIPS), SECURITY AGREEMENT (NOTE), PLEDGE AGREEMENT,
         FINANCING STATEMENTS AND OTHER LOAN DOCUMENTS ....................30
   2.7   PERMITS ..........................................................30
   2.8   OPERATION OF WELLS AND THE PIPELINE ..............................31
   2.9   PUBLIC UTILITY HOLDING COMPANY ...................................31
   2.10  ERISA ............................................................31
   2.11  REGULATION U .....................................................31
   2.12  COMPLIANCE WITH LAW ..............................................31
   2.13  TAXES ............................................................31
   2.14  RELATIONSHIP OF BORROWER .........................................31
   2.15  STATUS AS PRODUCERS OF GAS .......................................32
   2.16  Year 2000 ........................................................32
   2.17  ENVIRONMENTAL MATTERS ............................................32
   2.18  INVESTMENT COMPANY ACT ...........................................32

SECTION 3. SECURITY. ......................................................32

   3.1   MORTGAGE, SECURITY AGREEMENT (PARTNERSHIPS), SECURITY AGREEMENT
         (NOTE) AND PLEDGE AGREEMENT ......................................32
   3.2   SET-OFF ..........................................................33
   3.3   ADDITIONAL SECURITY ..............................................34
   3.4   OPERATING ACCOUNTS ...............................................34

SECTION 4. AFFIRMATIVE COVENANTS ..........................................34

   4.1   FIRST LIEN UNDERTAKINGS ..........................................34
   4.2   PROTECTION OF RIGHTS, TITLES AND INTERESTS .......................34
   4.3   OPERATION AND MAINTENANCE ........................................34
   4.4   PERMITS ..........................................................35
   4.5   COMPLIANCE WITH LAW ..............................................35
   4.6   STATUS AS PRODUCERS OF GAS .......................................35
   4.7   EXISTENCE AND OWNERSHIP ..........................................35
   4.8   REPORTS, CERTIFICATIONS AND OTHER INFORMATION ....................35
   4.9   RECORDS AND ACCESS ...............................................36
   4.10  PAYMENT OF TAXES AND MECHANICS' CLAIMS ...........................36
   4.11  INSURANCE ........................................................37
   4.12  DUTY TO PLUG .....................................................37
   4.13  EXPENSES, FEES AND DISBURSEMENTS .................................37
   4.14  ASSIGNED PAYMENTS ................................................37
   4.15  NOTIFICATION .....................................................38
   4.16  CURRENT RATIO ....................................................38
   4.17  DEBT To EBITDA ...................................................38
   4.18  FIXED CHARGE COVERAGE RATIO ......................................39
   4.19  ADDITIONAL DOCUMENTS .............................................39
   4.20  ENVIRONMENTAL MATTERS ............................................39

SECTION 5. NEGATIVE COVENANTS .............................................41

   5.1   ALIENATION .......................................................41
   5.2   ENCUMBRANCES .....................................................41
   5.3   GUARANTY .........................................................42
   5.4   DEBT .............................................................42
   5.5   LOANS; INVESTMENTS ...............................................42
   5.6   BUSINESS ACTIVITIES ..............................................42
   5.7   CONSOLIDATION OR MERGER; CHANGE OF CONTROL .......................43
   5.8   ACQUISITIONS .....................................................43
   5.9   REDEMPTION .......................................................43
   5.10  DISTRIBUTIONS ....................................................43
   5.11  LEASES ...........................................................43
   5.12  CAPITAL EXPENDITURES .............................................44
   5.13  NEGATIVE PLEDGES .................................................44

SECTION 6. BORROWING REQUIREMENTS .........................................44

   6.1   CONDITIONS To BORROWING ..........................................44

SECTION 7. DISBURSEMENT ...................................................45

   7.1   PROCEDURE ........................................................45
   7.2   USE OF PROCEEDS ..................................................46
   7.3   CHARGING ACCOUNT .................................................46

SECTION 8. DEFAULTS .......................................................46

SECTION 9. REMEDIES .......................................................49

SECTION 10. MISCELLANEOUS .................................................49

   10.1  WAIVER AND MODIFICATION ..........................................49
   10.2  NOTICES ..........................................................49
   10.3  CERTAIN TAXES ....................................................50
   10.4  RIGHT TO CURE ....................................................50
   10.5  VENUE AND JURISDICTION; WAIVER OF JURY TRIAL .....................50
   10.6  APPLICABLE LAW ...................................................51
   10.7  SEVERABILITY .....................................................51
   10.8  SUCCESSORS AND ASSIGNS ...........................................51
   10.9  NATURE AND SURVIVAL OF REPRESENTATIONS ...........................52
   10.10 NUMBER AND GENDER ................................................52
   10.11 JOINT AND SEVERAL LIABILITY ......................................52
   10.12 TAX WITHHOLDING ..................................................53
   10.13 HEADINGS .........................................................53
   10.14 CONFIDENTIALITY ..................................................53

SECTION 11. AGREEMENT AMONG BANKS .........................................54

   11.1  APPOINTMENT AND GRANT OF AUTHORITY ...............................54
   11.2  RELIANCE By AGENT ON BANKS FOR FUNDING ...........................54
   11.3  NON-RELIANCE ON AGENT ............................................54
   11.4  RESPONSIBILITY OF AGENT AND OTHER MATTERS ........................55
   11.5  ACTION ON INSTRUCTIONS ...........................................55
   11.6  REQUIRED BANKS ...................................................56
   11.7  ACTION UPON OCCURRENCE OF AN EVENT OF DEFAULT ....................56
   11.8  INDEMNIFICATION ..................................................56
   11.9  AGENT's RIGHTS AS A BANK .........................................56
   11.10 PAYMENT To BANKS .................................................56
   11.11 PRO RATA SHARING .................................................57
   11.12 SUCCESSOR AGENT ..................................................57
   11.13 AMENDMENTS AND WAIVERS ...........................................57
   11.14 AGENT's FEES .....................................................58
   11.15 FUNDING By BRANCH, SUBSIDIARY OR AFFILIATE .......................58

                                LIST OF EXHIBITS
                                ----------------

EXHIBIT A  -  REVOLVING CREDIT NOTE

EXHIBIT B  -  TERM NOTE

EXHIBIT C  -  Seven-Year Term Note

EXHIBIT D  -  Mortgages

EXHIBIT E  -  Security Agreement (Partnership)

EXHIBIT F  -  Security Agreement (Note)

EXHIBIT G  -  Pledge Agreement

EXHIBIT H  -  Compliance Certificate of Financial Statement

EXHIBIT I  -  Assignment and Assumption Agreement





                               LIST OF SCHEDULES
                               -----------------

SCHEDULE 2.2 - Ownership/Subsidiaries

SCHEDULE 2.5 - Litigation

ANNEX I      - Interest Rate Margins

                   NINTH AMENDED AND RESTATED LOAN AGREEMENT
                   -----------------------------------------

     This Agreement dated as of this 28th day of September, 1998, and made and entered into by and among ATLAS ENERGY GROUP, INC., an Ohio corporation ("AEG"), ATLAS RESOURCES, INC., a Pennsylvania corporation ("ARI"), TRANSATCO CORPORATION, an Ohio corporation, ATLAS ENERGY CORPORATION, an Ohio corporation, MERCER GAS GATHERING, INC., a Pennsylvania corporation, ATLAS GAS MARKETING, INC., a Pennsylvania corporation, PENNSYLVANIA INDUSTRIAL ENERGY, INC., a Pennsylvania corporation, THE ATLAS GROUP, INC. (f/k/a "AEG Holdings, Inc."), a Pennsylvania corporation, AED INVESTMENTS, INC., a Delaware corporation, ARD INVESTMENTS, INC., a Delaware corporation, and AIC, INC., a Delaware corporation, having offices and places of business at 311 Rouser Road, Coraopolis, Allegheny County, Pennsylvania 15108 (hereinafter sometimes referred to collectively and individually as the "Borrower") and PNC BANK, NATIONAL ASSOCIATION, a national banking association having an office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Allegheny County, Pennsylvania 15222 ("PNC") in its capacity as the initial bank hereunder (together with any other financial institutions that hereafter become a Bank hereunder in accordance with Section
10.8 below, the "Banks", and each individually, a "Bank" and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (in such capacity, the "Agent").

                                  WITNESSETH:

     WHEREAS, pursuant to an Eighth Amended and Restated Loan Agreement dated as of July 31, 1995 (the Eighth Amended and Restated Loan Agreement is hereinafter referred to as the "Original Loan Agreement"), as amended by an Amendment dated as of December 1, 1997, and certain letter agreements among Borrower and PNC (the Original Loan Agreement, as amended, the "Existing Loan Agreement") PNC agreed to lend to Borrower certain amounts; and

     WHEREAS, the Borrower and PNC, as the initial Bank hereunder, wish to, inter alia, (i) continue the loans made pursuant to the Existing Loan Agreement,
(ii) provide for the joinder of additional "Banks" as lenders with respect to such loans, and (iii) appoint PNC as Agent for such Banks now or hereafter party hereto; and

     WHEREAS, the Borrower, the Banks and the Agent desire to amend and restate the Existing Loan Agreement as herein set forth.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and with the intent to be legally bound hereby, the parties hereto hereby agree that the Existing Loan Agreement is hereby amended and restated as follows:

SECTION 1. LOANS.
-----------------

     1.1 Revolving Credit Loans.

     (a) Credit. Subject to the terms and conditions hereof (including but not limited to the conditions contained in Section 7.1 hereof), and relying on the representations and warranties herein contained, the Banks agree to, and shall be obligated to, lend to Borrower, from time to time and upon request of Borrower as provided in Section 7.1, during the period (the "Revolving Credit Period") commencing on the date hereof and ending on September 28, 2001 (the "Termination Date"), an amount or amounts (the "Revolving Credit") not exceeding in the aggregate at any one time outstanding the lesser of (i) FORTY MILLION ($40,000,000) DOLLARS or (ii) the then current Collateral Value (as such term is defined in Section 1.5 hereof), less in each case the sum of (x) the aggregate Stated Amounts of outstanding Letters of Credit, (y) the aggregate amount of unreimbursed Draws under the Letters of Credit and (z) the aggregate outstanding principal amounts of the Term Notes; provided, however, that notwithstanding the foregoing provisions, the aggregate principal amount of advances outstanding under the Revolving Credit shall not exceed TWENTY MILLION ($20,000,000) DOLLARS at any time from the date of this Agreement until the next redetermination of the Collateral Value by Agent pursuant to Section 1.5(iii) below.

         Each Bank agrees, for itself only, and subject to the terms and conditions of this Agreement, to make revolving credit loans to the Borrower from time to time not to exceed an aggregate principal amount at any one time outstanding equal to the amount of its Commitment Percentage of the Revolving Credit. For the purposes of this Agreement, the term "Commitment Percentage(s)" shall mean, with respect to each Bank, its percentage commitment of the Revolving Credit, the Term Credit and the Seven-Year Term Credit which shall be the percentage initially set forth opposite its name on the signature page hereto signed by such Bank, and thereafter as shown on the most recent Assignment and Assumption Agreement. The term "Ratable Share" shall mean the proportion that a Bank's Commitment Percentage of the Revolving Credit bears to the total Revolving Credit.

         The obligation of the Borrower to repay the aggregate unpaid principal amount of the advances to the Borrower under the Revolving Credit (each such advance under the Revolving Credit, a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") by each Bank, together with interest thereon, shall be evidenced by one or more revolving credit notes executed in favor of each Bank in the maximum amount of that Bank's Commitment Percentage of the Revolving Credit and substantially in the form of Exhibit "A" attached hereto and made a part hereof with appropriate insertions (each, a "Revolving Credit Note" and collectively, the "Revolving Credit Notes"). Notwithstanding the aggregate principal amount of the Revolving Credit Notes as stated on the faces thereof in the amount of FORTY MILLION ($40,000,000) DOLLARS, the actual principal amount due from the Borrower to each Bank on account of such Bank's Revolving Credit Note, as of any date of computation, shall be the sum of all advances then and theretofore made on account thereof by such Bank less all payments of principal actually received by such Bank in collected funds during the same period all as shown on such Bank's Loan Account established pursuant to
Section 1.9 hereof.

         During the Revolving Credit Period, Borrower may borrow, repay and reborrow funds under the Revolving Credit, provided, however, that at no time shall the aggregate unpaid principal balance outstanding under the Revolving Credit Notes exceed the lesser of (i) FORTY MILLION ($40,000,000) DOLLARS or
(ii) the Collateral Value, less in each
case the sum of (x) the aggregate Stated Amounts of outstanding Letters of Credit, (y) the aggregate amount of unreimbursed Draws under the Letters of Credit and (z) the aggregate outstanding principal amounts of the Term Notes. The Borrower may from time to time repay the Revolving Credit Loans outstanding upon compliance with the terms of this Subsection 1.1 (a) and Subsection 1.6(f) hereof. The Borrower shall not be permitted to repay any Euro-Rate Portion of the Revolving Credit Loans other than at the end of the relevant Euro-Rate Interest Period, unless such payment is accompanied by the prepayment premium provided for in Subsection 1.6(f). Except as set forth in the preceding sentence and so long as each repayment is in a minimum amount of FIFTY THOUSAND ($50,000) DOLLARS or the outstanding principal balances of, and unpaid and accrued interest on, the Revolving Credit Notes, whichever is less, the Borrower, upon proper notice as provided in Subsection 1.6(f), may repay, without premium or penalty, (i) any Base Rate Portion of the Revolving Credit Loans at any time, and (ii) any Euro-Rate Portion of the Revolving Credit Loans at the end of the Euro-Rate Interest Period therefor.

         (b) Interest. The principal balance outstanding under each Revolving Credit Note shall bear interest, on the actual unpaid principal amount thereof from time to time outstanding, from the date thereof until payment in full, at the rates of interest set forth in Section 1.6. The Borrower shall pay accrued interest on the unpaid principal balance of each Revolving Credit Note in arrears (i) with respect to each Base Rate Portion, at the Adjusted Base Rate
(A) on the last Business Day of each March, June, September and December during the Revolving Credit Period, (B) at maturity, whether by acceleration or otherwise, of such Revolving Credit Note, and (C) after maturity, on demand until paid in full, and (ii) with respect to each Euro-Rate Portion, at the Adjusted Euro-Rate (A) on the last day of each Euro-Rate Interest Period (provided, however, if the Euro-Rate Interest Period chosen for a Euro-Rate Portion exceeds three (3) months, interest on that Euro-Rate Portion shall be due and payable every three (3) months during such Euro-Rate Interest Period and on the last day of such Euro-Rate Interest Period), (B) at maturity, whether by acceleration or otherwise, of such Revolving Credit Note, and (C) after maturity, on demand until paid in full.

         (c) Repayment. The entire principal balance outstanding under the Revolving Credit Notes, and all unpaid and accrued interest thereon on the Termination Date, shall be due and payable on such date.

         (d) Commitment Fee; Voluntary Reductions. During and for the Revolving Credit Period, Borrower shall pay to the Agent for the ratable account of each Bank a commitment fee ("Commitment Fee") computed on the actual number of days elapsed on the basis of a 360 day year and at the Commitment Fee Rate per annum on the average daily difference between (i) the lesser of (x) Forty Million ($40,000,000) Dollars and (y) the then Current Collateral Value and (ii) the sum of (w) the aggregate principal balances outstanding under the Revolving Credit Notes plus (x) the aggregate Stated Amount of Letters of Credit outstanding plus
(y) the aggregate amount of unreimbursed Draws under the Letters of Credit plus
(z) the aggregate principal balances outstanding under the Term Notes. The Commitment Fee shall be due and payable quarter-annually beginning on the last Business Day of September, 1998 and on the last Business Day of each December, March, June and September thereafter and on the Termination Date. For the purposes of this section, the term "Commitment Fee Rate" shall mean a rate per annurn equal to (i) thirty-seven and five-tenths (37.5) basis points (.375%) if the then current Utilization Rate is less than 55%, and (ii) fifty (50) basis points (.5%) if the then current Utilization Rate is equal to or greater than 55%; provided, however, that in the event the Term Loans are repaid in full by the Borrower on or before the sixtieth (60th) day from the date of this Agreement, the Commitment Fee Rate shall thereafter equal thirty-seven and five-tenths (37.5) basis points (.375%), notwithstanding the foregoing provisions.

         To the extent that the Borrower has availability under the Revolving Credit, as it may be reduced pursuant to Section 1.1(a), the Borrower may, by written notice to the Agent at least ten (10) Business Days prior to the date on which such reduction is to become effective, notify the Agent that the Borrower desires to reduce permanently all or a portion of the Revolving Credit available to it [provided, however, such reduction shall be in the amount of One Million ($1,000,000) Dollars or an integral multiple thereof] and thereafter the Banks shall have no obligation whatsoever to advance any funds (or to issue any Letters of Credit) hereunder to Borrower for the portion of the Revolving Credit that has been terminated; further, the Commitment Fee for that terminated portion shall not be payable for any period of time after such termination becomes effective.

     1.2 Term Loan.

     (a) Term Credit. Subject to the terms and conditions hereof (including but not limited to the conditions contained in Section 7.1 hereof), and relying on the representations and warranties herein contained, the Banks agree to make term loans to the Borrower in an aggregate principal amount equal to SEVEN MILLION ($7,000,000) DOLLARS (the "Term Credit"); provided, that each Bank's obligation to advance loans hereunder shall not exceed such Bank's Commitment Percentage of the Term Credit. The loans (each, a "Term Loan" and collectively, the "Term Loans") under the Term Credit shall be evidenced by one or more term notes executed in favor of each Bank in the maximum amount of that Bank's Commitment Percentage of the Term Credit and substantially in the form of Exhibit "B" attached hereto and made a part hereof with appropriate insertions (each, a "Term Note" and collectively, the "Term Notes").

     (b) Interest. The principal balance under each Term Note shall bear interest, on the actual unpaid principal amount thereof from time to time outstanding, from the date thereof until payment in full, at the rates of interest set forth in Section 1.6. The Borrower shall pay accrued interest on the unpaid principal balance of each Term Note in arrears (i) with respect to each Base Rate Portion, at the Adjusted Base Rate (A) on the last Business Day of each March, June, September and December during the term thereof, (B) at maturity, whether by acceleration or otherwise, of such Term Note, and (C) after maturity, on demand until paid in full, and (ii) with respect to each Euro-Rate Portion, at the Adjusted Euro-Rate (A) on the last day of each Euro-Rate Interest Period (provided, however, if the Euro-Rate Interest Period chosen for a Euro-Rate Portion exceeds three (3) months, interest on that Euro-Rate Portion shall be due and payable every three (3) months during such Euro-Rate Interest Period and on the last day of such Euro-Rate Interest Period), (B) at maturity, whether by acceleration or otherwise, of such Term Note, and (C) after maturity, on demand until paid in full.

     (c) Repayment. The aggregate principal balances outstanding under the Term Notes, and all unpaid and accrued interest thereon, is to be repaid in twenty
(20) consecutive quarterly installments, in an amount equal to all unpaid and accrued interest plus $350,000, beginning on the last day of December, 1998, and thereafter on the last day of each December, March, June and September until repaid in full; provided, however, that notwithstanding anything to the contrary herein contained, the entire principal balance outstanding under the Term Notes, and all unpaid and accrued interest thereon, on September 30, 2003 shall be due and payable on such date.

     (d) Prepayment. The Borrower may from time to time prepay the Term Loan outstanding upon compliance with the terms of this Subsection 1.2(d) and Subsection 1.6(f) hereof. The Borrower shall not be permitted to repay any Euro-Rate Portion of the Term Loan other than at the end of the relevant Euro-Rate Interest Period, unless such prepayment is accompanied by the prepayment premium provided for in Subsection 1.6(f). Except as set forth in the preceding sentence and so long as each prepayment is in a minimum amount of FIFTY THOUSAND ($50,000) DOLLARS or the aggregate outstanding principal balances of the Term Notes, whichever is less, plus the accrued and unpaid interest on the principal amounts prepaid, accrued to the prepayment date, the Borrower, upon proper notice as provided in Subsection 1.6(f), may prepay, without premium or penalty, (i) any Base Rate Portion of the Term Loan at any time, and (ii) any Euro-Rate Portion of the Term Loan at the end of the Euro-Rate Interest Period therefor. Each partial prepayment on the Term Loan shall be applied in payment of (x) the Portions of the Term Loan as the Borrower may select, and (y) the last amounts of principal to be paid under the Term Notes.

     1.3 Seven-Year Term Loan.

     (a) Seven-Year Term Credit. Subject to the terms and conditions hereof (including but not limited to the conditions contained in Section 7.1 hereof), and relying on the representations and warranties herein contained, the Banks agree to continue to have on loan to Borrower SEVEN HUNDRED TWENTY SEVEN THOUSAND THREE HUNDRED EIGHTY and 97/100 ($727,380.97) DOLLARS (the "Seven-Year Term Credit"). The loan (the "Seven-Year Term Loan") under the Seven-Year Term Credit, which was in the original principal amount of $1,300,000, shall be evidenced by one or more notes executed in favor of each Bank in the maximum amount of that Bank's Commitment Percentage of the Seven-Year Term Credit and substantially in the form of Exhibit "C" attached hereto and made a part hereof (each, a "Seven-Year Term Note" and collectively, the "Seven-Year Term Notes").

     (b) Interest. The principal balance under each Seven-Year Term Note has borne, and will continue to bear interest, on the actual unpaid principal amount thereof from time to time outstanding, from the date thereof until payment in full, at the rates of interest set forth in Section 1.6. The Borrower shall pay accrued interest on the unpaid principal balance of each Seven-Year Term Note in arrears (i) with respect to each Base Rate Portion, at the Adjusted Base Rate
(A) on the last Business Day of each month during the term thereof, (B) at maturity, whether by acceleration or otherwise, of such Seven-Year Term Note, and (C) after maturity, on demand until paid in full, and (ii) with respect to each Euro-Rate Portion, at the Adjusted Euro-Rate (A) on the last day of each Euro-Rate Interest Period (provided, however, if the Euro-Rate Interest Period chosen for a Euro-Rate Portion exceeds three (3) months, interest on that Euro-Rate Portion shall be due and payable every three (3) months during such Euro-Rate Interest Period and on the last day of such Euro-Rate Interest Period), (B) at maturity, whether by acceleration or otherwise, of such Seven-Year Term Note, and (C) after maturity, on demand until paid in full.

In the event that Borrower elects to have the Seven-year Term Loan bear interest at a Fixed Rate Option as provided in Subsection 1.6(e) below, the Borrower shall pay accrued interest on the unpaid principal balance of each Seven-Year Term Note in arrears at the applicable Fixed Rate (A) on the last Business Day of each month during the remaining term thereof, (B) at maturity, whether by acceleration or otherwise, of such Seven-Year Term Note, and (C) after maturity, on demand until paid in full.


     (c) Repayment. (i) The aggregate principal balances outstanding under the Seven-Year Term Notes, and all unpaid and accrued interest thereon, was to be repaid in eighty-four (84) consecutive monthly installments in amounts equal to all unpaid and accrued interest plus the Seven-Year Term Loan Payment Amount [as such term is defined in clause (ii) below], the first such payment having been due on the first day of September, 1995 and thereafter on the first day each month until repaid in full; provided, however, that notwithstanding anything to the contrary herein contained, the entire aggregate principal balances outstanding under the Seven-Year Term Notes, and all unpaid and accrued interest thereon, on the first day of August, 2002 shall be due and payable on such date.

         (ii) For the purposes of this Section 1.3(c), the term "Seven-Year Term Loan Payment Amount" shall mean (a) FIFTEEN THOUSAND FOUR HUNDRED SEVENTY-SIX AND 19/100 ($15,476.19) DOLLARS prior to the Fixed Rate Effective Date [as such term is defined in Subsection 1.6(e) below] with respect to any election by Borrower to have the Seven-Year Term Loan bear interest at the Adjusted Amortization Fixed Rate, and (b) thereafter, an amount equal to the quotient (rounded to the nearest dollar) of (x) the outstanding principal balance of the Seven-Year Term Loan as of such Fixed Rate Effective Date divided by (y) the number of months included in the period from and including the month after such Fixed Rate Effective Date to and including August, 2005.

     (d) Prepayment. The Borrower may from time to time prepay the Seven-Year Term Loan outstanding upon compliance with the terms of this Subsection 1.3(d) and Subsection 1.6(f) hereof. The Borrower shall not be permitted to repay any Euro-Rate Portion of the Seven-Year Term Loan other than at the end of the relevant Euro-Rate Interest Period, or to repay any Fixed Rate Portion of the Seven-Year Term Loan other than at the maturity thereof, unless such prepayment is accompanied by the prepayment premium provided for in Subsection 1.6(f). Except as set forth in the preceding sentence with respect to prepayments of any Euro-Rate Portion of the Seven-Year Term Loan, and so long as each prepayment is in a minimum amount of FIFTY THOUSAND ($50,000) DOLLARS or the aggregate outstanding principal balances of the Seven-Year Term Notes, whichever is less, plus the accrued and unpaid interest on the principal amounts prepaid, accrued to the prepayment date, the Borrower, upon proper notice as provided in Subsection 11.6(f) may prepay, without premium or penalty, (i) any Base Rate Portion of the Seven-Year Term Loan at any time, and (ii) any Euro-Rate Portion of the Seven-Year Term Loan at the end of the Euro-Rate Interest Period therefor. Each partial prepayment on the Seven-Year Term Loan shall be applied in payment of (x) the Portion of the Seven-Year Term Loan as the Borrower may select, and (y) the last amounts of principal to be paid under the Seven-Year Term Notes.

     1.4 Discounted Future Net Income.

     Promptly after September 30, 1998 and September 30 of each year thereafter, and in any event prior to the thirty-first (31st) day of December of each year, the Borrower shall furnish to the Agent such information as the Agent may request in order to enable the Agent to prepare, or cause to be prepared, at Borrower's sole cost and expense, reports in form and substance and based upon assumptions satisfactory to the Agent, which reports shall be dated as of January of such year and shall set forth (i) the remaining proven and producing gas and oil (as defined in Section 1.11 hereof) reserves attributable to each of the wells (the "Wells") in which the Borrower now or hereafter has an interest, whether directly or indirectly, as an owner of a working interest, royalty or overriding royalty, as a general or limited partner of a partnership, as a co-venturer of a joint venture or otherwise, and a projection of the rate of gas and oil production from the Wells as well as a projection of the total future net operating income payable to the Borrower with respect thereto for a thirty (30) year period ("Future Net Income") and (ii) projected fees, revenues and proceeds payable to Borrower and derived from, in connection with and/or relating to (x) the transportation, compression and/or sale of gas transported through pipeline in which the Borrower now or hereafter has an interest, (y) the operation by Borrower of gas and oil wells and (z) the management and administration by Borrower of any partnerships, in each case as of such dates. In addition, at any time and from time to time upon request of Agent, the Borrower shall furnish to the Agent such information as the Agent may request in order to enable the Agent to prepare, or cause to be prepared, at Borrowers sole cost and expense if requested by Agent after the occurrence of a default under Section 8 hereof, interim reports in form and substance and based upon assumptions satisfactory to the Bank, which reports shall be dated as of the last day of the month preceding the month in which Agent makes the request and shall set forth the remaining proven and producing gas and oil reserves attributable to the Wells, and a projection of the rate of gas and oil production from the Wells as well as a projection of the Future Net Income therefrom, as of such dates. After the preparation of such report(s) [Engineering Report(s)], the Agent shall make a determination, as set forth in the following paragraph, of the Discounted Future Net Income as of such dates.

     For the purpose of this Agreement, the "Discounted Future Net Income" shall be (i) an amount based upon the remaining proven and producing gas and oil reserves attributable to the Wells and the Partnerships (as such term is defined below in this paragraph) in which the Bank has valid and perfected first liens and security interests free and clear of all other encumbrances and improvements, as set forth in the Engineering Reports and determined by Agent in accordance with its usual and customary engineering practices and methods and economic parameters plus (ii) an amount determined by Agent in its sole discretion and based upon the actual and/or expected fees, revenues and proceeds in which the Agent has valid and perfected first liens and security interests, paid and payable to Borrower and derived from, in connection with and/or relating to (x) the transportation, compression and/or sale of gas transported through the gathering lines (herein referred to collectively and individually as the "Pipeline") described in the Mortgage (as such term is defined in Section
3.1 hereof), (y) the operation by Borrower of gas and oil wells and (z) the management and administration by Borrower of any partnerships. The Agent shall determine in its sole discretion whether any oil and gas reserves, revenues and proceeds are encumbered or impaired in favor of others and the Agent may conclude that oil and gas reserves in which the Borrower does not have a direct interest as the owner of a working interest, royalty or overriding royalty are encumbered or impaired even though such oil and gas reserves are not subject to any liens or security interests; as an example, and without limiting the Agent's right to make such a determination in other instances, the Agent may conclude that oil and gas reserves owned by a partnership or joint venture (hereinafter referred to individually as a "Partnership" and collectively as "Partnerships") in which the Borrower is a partner or co-venturer are impaired if such Partnership suffers any loss or incurs any liability other than reasonable charges of trade creditors incurred and paid in the normal course of business.

     1.5 (i) Mandatory Prepayments. In the event that the total of the aggregate principal balances outstanding under the Revolving Credit Notes plus the aggregate principal balances outstanding under the Term Notes plus the aggregate Stated Amounts of the Letters of Credit outstanding (the total of such amounts is herein referred to as the "Aggregate Outstandings"), shall, at any time, be in excess of the then current Collateral Value (as such term is defined in clause (ii) below) (the difference between such amounts shall be referred to herein as the "Deficiency Amount"), the Borrower shall (x) within ninety (90) days after such occurrence, make a payment first on the Term Notes [such payment to be applied in the manner set forth in Section 1.2(d)], and then on the Revolving Credit Notes, in an aggregate amount equal to at least one-half (1/2) of the Deficiency Amount (plus interest on such amount accrued to the date of payment) and (y) within one hundred eighty (180) days after such occurrence, make a payment first on the Term Notes [such payment to be applied in the manner set forth in Section 1.2(d)], and then on the Revolving Credit Notes, in an aggregate amount equal to the remaining amount of the Deficiency Amount (plus interest on such amount accrued to the date of payment) such that, after giving effect to such payment, the Aggregate Outstandings shall not exceed the Collateral Value.

     (ii) "Collateral Value" Definition. For the purposes of this Agreement, the term "Collateral Value" shall mean the amount of indebtedness for borrowed money that the Agent shall determine in its reasonable judgment and in accordance with its customary standards can be supported by the Discounted Future Net Income, as such amount is determined pursuant to Section 1.4 above; provided, that from the date hereof until the next determination of the Collateral Value pursuant to clause (iii) below, the Collateral Value shall be Twenty-Seven Million ($27,000,000) Dollars.

     (iii) "Collateral Value" Redetermination. The Agent shall redetermine the Collateral Value annually based upon the Discounted Future Net Income determination made pursuant to Section 1.4 above; provided, however, that (x) the Agent shall also redetermine the Collateral Value upon the request of Borrower one additional time per year thereafter (in addition to the annual redetermination provided for above), (y) the Agent may, at its option, make one additional redetermination of the Collateral Value each year and (z) the Agent may redetermine the Collateral Value at any time after the occurrence of a default under Section 8 hereof.

     1.6 Interest Rate Options, Interest Payments and Certain Related Payments Pertaining to the Loans.

     (a) Interest. Each of the Revolving Credit Notes, the Seven-Year Term Notes and the Term Notes (hereinafter referred to collectively as the "Notes" and individually as a "Note") shall bear interest, on the actual unpaid principal amount thereof from time to time outstanding, from the date thereof until payment in full, at the rates of interest set forth in this Section 1.6. The Borrower may call the Agent to receive an indication of the rates then in effect, but it is acknowledged that any such projection shall not be binding on the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made. The Borrower shall pay accrued interest on the unpaid principal balance of each Note in arrears as set forth in Subsection 1.1(b), Subsection 1.2(b) or Subsection 1.3(b), as the case maybe. If at any time the designated rate applicable to the Revolving Credit Loans, the Seven-Year Term Loan, or the Term Loan, as the case may be, made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, shall be limited to such Bank's highest lawful rate.

     (b) Interest Rate Options. The unpaid principal amount of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan then outstanding shall bear interest, for each day until due, at one or more rates selected, at any time or from time to time, by the Borrower from among the Options set forth below subject to the provisions of Subsections

1.6(c), 1.6(d) and 1.6(e) below; it being understood that, subject to the provisions of this Agreement, the Borrower may select different Options, subject to the provisions of Subsections 1.6(c), 1.6(d) and 1.6(e) below, to apply simultaneously to different Portions of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, and may select different Euro-Rate Interest Periods to apply simultaneously to different Portions of the Euro-Rate Portions of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be.

         (i) Base Rate Option: A fluctuating rate per annum (computed upon the basis of a year of 365/366 days, and the actual number of days elapsed) equal to
(A) the sum of (I) the Base Rate, plus (II) the Applicable Base Rate Margin, with respect to the Revolving Credit Loans outstanding, (B) the sum of (I) the Base Rate, plus (II) the Applicable Base Rate Margin, plus (III) twelve and five-tenths (12.5) basis points (.125%) per annum, with respect to the Term
Loan outstanding, and (C) the sum of (I) the Base Rate, plus (II) fifty (50) basis points (.5%) per annum, with respect to the Seven-Year Term Loan outstanding. The foregoing rate shall be adjusted automatically from time to time upon each change in the Base Rate.

         (ii) Euro-Rate Option: A rate per annum (computed upon the basis of a year of 360 days and the actual number of days elapsed) equal to (A) the sum of
(I) the Euro-Rate, plus (II) the Applicable Euro-Rate Margin, with respect to the Revolving Credit Loans outstanding, (B) the sum of (I) the Euro-Rate, plus
(II) the applicable Euro-Rate Margin, plus (III) twelve and five-tenths (12.5) basis points (.125%) per annum with respect to the Term Loan outstanding. and
(C) the sum of (I) the Euro-Rate, plus (II) two hundred twenty-five (225) basis points (2.25%) per annum with respect to the Seven-Year Term Loan outstanding.

         (iii) Fixed Rate Option. The rate of interest (computed upon the basis of a year of 360 days and the actual number of days elapsed) on all amounts borrowed and outstanding under the Seven-Year Term Loan under this Option shall be an amount equal to the sum of (a) the Banks' fully-absorbed cost of funds (as determined by the Banks in accordance with their respective customary practices, which determination shall be conclusive and binding on the Borrower) plus (b) the Applicable Fixed Rate Margin as specified by Borrower in accordance with Subsection 1.6(e) below.

     (c) Euro-Rate Interest Periods, Limitations on Elections. At any time when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to all or any Portion of the outstanding Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, it shall fix one or more periods during which such Option shall apply, such periods to be (x) one (1) month if the Borrower selects the Euro-Rate Option during the Syndications Period and
(ii) one (1), two (2), three (3), or six (6) months if the Borrower selects the Euro-Rate Option after the Syndications Period has ended, in each case commencing on the borrowing, conversion or renewal date. All of the foregoing, however, is subject to the following:

         (i) any Euro-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such Euro-Rate Interest Period shall end on the next preceding Business Day;

         (ii) any Euro-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month; and

         (iii) in the case of the renewal of a Euro-Rate Option at the end of a Euro-Rate Interest Period, the first day of the new Euro-Rate Interest Period shall be the last day of the preceding Euro-Rate Interest Period, without duplication in payment of interest for such day.

         Elections by the Borrower of the Euro-Rate Option shall be subject to the following further limitations:

         (i) The Euro-Rate Portion for each Euro-Rate Interest Period shall be in an aggregate principal amount of $500,000 or more; provided, however, that each incremental unit in excess of $500,000 shall be $100,000 or an integral multiple thereof;

         (ii) No Euro-Rate Interest Period may be elected with regard to amounts outstanding under the Revolving Credit Note which Interest Period would end after the Termination Date;

         (iii) No Euro-Rate Interest Period may be elected with regard to amounts outstanding under the Term Note or the Seven-Year Term Note which Euro-Rate Interest Period would end after the then last scheduled principal payment of the Term Loan or the Seven-Year Term Note (as the case may be);

         (iv) The Borrower shall maintain a Base Rate Portion, or must schedule the expiration of Euro-Rate Interest Periods with sufficient principal portions, or must cause the existence of a combination of a Base Rate Portion plus expirations of Euro-Rate Interest Periods with sufficient principal portions, equal to the next scheduled principal payment of the Term Loan and the Seven-Year Term Loan;

         (v) Upon the occurrence of a default set forth in items A or B of
     Section 8 hereof, or upon the declaration of default pursuant to items C through and including L of Section 8 hereof, the ability of the Borrower to elect the Euro-Rate Option shall cease; and

         (vi) At no time may there be more than ten (10) Euro-Rate Interest Periods in effect.

         (d) Election, Conversion or Renewal of Euro-Rate and Base Rate Interest Rate Options. Elections of or conversions to the Base Rate Option shall continue in effect until converted as hereinafter provided. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each Euro-Rate Portion at the expiration of the applicable Euro-Rate Interest Period.

         At any time with respect to the Base Rate Portion or at the expiration of the applicable Euro-Rate Interest Period with respect to any Euro-Rate Portion, the Borrower, subject to Subsection 1.6(c), may cause all or any part of the principal amount of such Portion to be converted to and/or (in the case of a Euro-Rate Portion) to be renewed under the

Euro-Rate Option by notice to the Agent as hereinafter provided. Such notice (i) shall be oral or in writing and if oral immediately confirmed in writing to the Agent, (ii) shall be irrevocable, (iii) shall be given not later than 11:00 A.M., Pittsburgh, Pennsylvania time not less than two (2) Business Days prior to the proposed effective date for conversion to or renewal of, either in whole or in part, the Euro-Rate Option and (iv) shall set forth:

         (A) the effective date, which shall be a Business Day;

         (B) the new Euro-Rate Interest Period(s) selected; and

         (C) with respect to each such Euro-Rate Interest Period, the aggregate principal amount of the corresponding Euro-Rate Portion.

         At the expiration of each Euro-Rate Interest Period, any part (including the whole) of the principal amount of the corresponding Euro-Rate Portion, as to which no notice of conversion or renewal has been received as provided above, shall automatically be converted to the Base Rate Option. The Agent shall promptly notify the Borrower and the Banks of any such automatic conversion.

         (e) Election of Fixed Rate Option. The Borrower shall have the option once during the term of this Agreement with respect to the Seven-Year Term Loan to elect to have the entire principal balance outstanding under the Seven-Year Term Loan, on the effective date of such election (the "Fixed Rate Effective Date"), bear interest for the remaining term thereof at a Fixed Rate Option, subject to the other provisions of this Agreement. It is understood that if the Borrower makes such an election pursuant to this clause (e) of Subsection 1.6, then from and after the Fixed Rate Effective Date the Seven-Year Term Loan shall bear interest at the applicable Fixed Rate until paid in full, and the Borrower shall have no further right to elect either the Base Rate Option or the Euro-Rate Option hereunder with respect to any Portion of the Seven-Year Term Loan. Notice of the Borrower's election of the Fixed Rate Option shall be made to the Agent in writing at least three (3) Business Days prior to the proposed Fixed Rate Effective Date; such notice shall set forth the Fixed Rate Effective Date and the Applicable Fixed Rate Margin elected by Borrower and such notice of election and choice of Applicable Fixed Rate Margin shall be irrevocable and shall commit the Borrower to the election of the Fixed Rate Option hereunder.

         (f) Repayments and Prepayments. The Borrower, upon (i) one (1) Business Day's oral or written notice to the Agent, in the case of Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, bearing interest at the Adjusted Base Rate or (ii) three (3) Business Days' oral or written notice to the Agent, in the case of Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, bearing interest at the Adjusted Euro-Rate, followed immediately thereafter by the Borrower's written confirmation to the Agent of any oral notice, may repay, or prepay, as the case may be, the outstanding amount of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, in whole or in part with accrued interest, fees and other amounts then due and payable on the amount repaid or prepaid, as the case may be, to the date of such repayment or prepayment, as the case may be, all as set forth below.

         The Borrower may repay, or prepay, as the case may be, a Portion of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, bearing interest at the Adjusted Base Rate without premium or penalty. If the Borrower shall repay, or prepay, as the case may be, a Portion of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, bearing interest at the Adjusted Euro-Rate prior to the end of the Euro-Rate Interest Period relating to such Euro-Rate, the Borrower shall pay (in addition to principal and interest) such additional amounts as may be necessary to compensate each Bank for any loss and any direct or indirect costs, including the cost of reemployment of funds so prepaid at rates lower than the cost to such Bank of such funds. Such losses and costs shall be specified in writing (setting forth the manner of calculation) to the Borrower by such Bank and, absent manifest error in computation, shall be binding and conclusive on the Borrower. If the Borrower shall prepay any portion of the Seven-Year Term Loan bearing interest at the Fixed Rate, the Borrower shall pay within thirty (30) days from the date of such prepayment a Fixed Rate Prepayment Premium (as defined below) on the amount of such prepayment.

         For the purposes of this Subsection 1.6(f), the term "Fixed Rate Prepayment Premium" shall mean an amount equal to the present value, if positive, of the product of (i) the difference between (x) the yield of a security issued by the United States Treasury and selected by the Agent in its sole discretion (including bonds, notes and bills), available to the public at the time the Borrower elected to convert the Seven-Year Term Loan into a Fixed Rate Option, and maturing on or about the final maturity date of the Seven-Year Term Loan and (y) the yield of a similar type of security issued by the United States Treasury and selected by the Agent in its sole discretion (including bonds, notes and bills), available to the public at the time of the prepayment, and maturing on or about the final maturity date of the Seven-Year Term Loan and
(ii) the principal amount of such prepayment to be applied to the reduction of the Seven-Year Term Loan and (iii) the number of years computed on the actual number of days on the basis of a 360-day year (including any fractional year) from the time of the prepayment to the final maturity date of the Seven-Year Term Loan.

         Such losses and costs shall be specified in writing (setting forth the manner of calculation) to the Borrower by the Agent and, absent manifest error in computation, shall be binding and conclusive on the Borrower.

     (g) Yield Protection. If any Governmental Rule or the interpretation or application thereof by any court or by any Governmental Person charged with the administration thereof:

         (i) subjects any Bank to any tax, levy, impost, charge, fee, deduction or withholding of any kind hereunder (other than a tax imposed or based upon the income of such Bank) or changes the basis of taxation of any Bank with respect to the payments by the Borrower of principal or interest due hereunder (other than any change which affects, and to the extent that it affects, the taxation of the total net income of such Bank); or

         (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements against assets held by any Bank; or

         (iii) imposes upon any Bank any other condition with respect to this Agreement,

such Bank shall notify the Agent in writing as soon as practicable after such Bank becomes aware thereof; and if the result of any of the foregoing is to increase the cost to such Bank, reduce the income receivable by such Bank or impose any expense upon such Bank, with regard to all or any portion of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, bearing interest at either the Adjusted Euro-Rate or the Fixed Rate, by an amount determined by such Bank in good faith and which such Bank in good faith deems material, such Bank shall notify, from time to time, the Agent and the Borrower of the amount determined by such Bank (which determination, absent manifest error in computation, shall be conclusive) to be necessary to compensate it (on an after-tax basis) for such increase in cost, reduction in income or additional expense, setting forth the calculations and the reasons therefor. The Borrower shall pay such amount to such Bank, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such notice.

     (h) Euro-Rate Unascertainable.

         (i) If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined (which determination shall be final and conclusive) that:

             (a) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

             (b) a contingency has occurred which materially and adversely affects the London interbank market relating to the Euro-Rate, or

         (ii) if at any time any Bank shall have determined (which determination shall be final and conclusive) that:

             (a) the making, maintenance or funding of the Portion of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Governmental Rule or any interpretation or application thereof by any Governmental Person or with any request or directive of any such Governmental Person (whether or not having the force of law), or

             (b) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of the Portions of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, to which a Euro-Rate Option applies or

             (c) after making all reasonable efforts that deposits of the relevant amount in Dollars for the relevant Euro-Rate Interest Period for the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, to which a Euro-Rate Option applies, respectively, are not available to such Bank at the effective cost of funding a proposed Euro-Rate Interest Period, in the London interbank market, then, in the case of any event specified in part (a) above, the Agent shall promptly so notify the Borrower and the other Banks thereof; and in the case of any event specified in part (b) above, the affected Bank shall promptly so notify the Agent thereof, and the Agent shall send a copy of such notice to the Borrower and the other Banks. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of the Banks to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent or such Bank (as the case may be) shall have later notified the Borrower of the Bank's determination (which determination shall be final and conclusive) that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent or any Bank makes a determination under parts (a) or (b) of this Subsection 1.6(h) and the Borrower has previously notified the Agent of the Borrower's selection of, conversion to or renewal of a Euro-Rate Option and such Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to the Portion of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be. On the date of the occurrence of any event described in item (i) of part (b), the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, bearing interest at the Adjusted Euro-Rate then outstanding shall be automatically converted to the Base Rate Option and the Borrower shall pay to the Banks the accrued and unpaid interest on the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, to (but not including) the date of such conversion.

         The Borrower shall pay each Bank any additional amounts determined by such Bank in good faith to be reasonably necessary to compensate such Bank for any costs incurred by such Bank as a result of any conversion pursuant to item
(i) of part (b) above on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by such Bank to lenders of funds obtained by it to loan or maintain the lending of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, so converted. The affected Bank shall furnish to the Borrower a certificate as to the amount necessary to compensate such Bank for such costs (which certificate shall set forth the calculation in reasonable detail, and, absent manifest error in computation, shall be conclusive), and the Borrower shall pay such amount to such Bank, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.

     (i) Indemnity. The Borrower shall indemnify the Agent and each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, subject to either the Fixed Rate Option or the Euro-Rate Option) which any Bank sustains or incurs as a consequence of any

         (a) payment, prepayment, conversion or renewal of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, to which the Euro-Rate Option applies on a day other than the last day of the corresponding Euro-Rate Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

         (b) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to the making, maintenance, renewal or conversion of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, or the conversion of the Revolving Credit Loan to the Term Loan, or any voluntary prepayments of the Revolving

              Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, or

         (c) default by the Borrower in the payment of any principal of, or interest on, the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, when due (whether by acceleration or otherwise).

         If any Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower and the Agent of the amount determined in good faith by such Bank (which determination shall be final and conclusive and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given. In no event shall the indemnity payment provided for in this Subsection 1.6(i) require any payment to any Bank for a specific liability, loss or expense incurred by such Bank by the Borrower which duplicates the reimbursement of such Bank for any loss suffered by such Bank upon a voluntary prepayment of the Revolving Credit Loans, the Seven-Year Term Loan or the Term Loan, as the case may be, for which the Borrower has paid the prepayment premium required by Subsection 1.6(f) hereof.

     (j) Interest After Default; Maturity. Upon the occurrence of and during the continuance of an event of default under Section 8 hereof, and after the principal amount of all or any part of the Revolving Credit Loan, the Term Loan or the Seven-Year Term Loan shall have become due and payable, whether by acceleration or otherwise, the Revolving Credit Loan, the Term Loan and the Seven-Year Term Loan shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate.

     1.7 Capital Adequacy Requirements. If any law or guideline or interpretation or application thereof by any official body charged with the interpretation or administration thereof or compliance with any request or directive of any official body (whether or not having the force of law), now existing or hereafter adopted or imposed, modifies or deems applicable any capital adequacy, reserve requirements, special deposit or similar requirements against assets (funded or contingent) of, or credits extended by or commitments to extend credit by, any Bank and the result thereof is to have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to make and continue the Revolving Credit Loan or to issue or participate in any Letter of Credit to a level below that which such Bank could have achieved but for such adoption, imposition or modification, taking into consideration such Bank's policies with respect to capital adequacy or reserve requirements or special deposit or similar requirements, by an amount which such Bank deems to be material, such Bank shall notify the Borrower of such events. After such Bank notifies Borrower of such events, such Bank shall promptly deliver to the Borrower a statement of the amount necessary to compensate such Bank for the reduction in the rate of return on its capital attributable to such Bank's obligations hereunder to make and continue the Revolving Credit Loan or to issue or participate in any Letter of Credit. Such Bank shall determine the capital compensation amount in good faith, using reasonable attribution and averaging methods. Such Bank shall from time to time notify the Borrower of the amount so determined and such amount shall be due and payable by the Borrower to such Bank thirty (30) days after such notice is given; provided, however, that if the Borrower pays the Revolving Credit Loan in full (including principal and interest), and terminates the Revolving Credit and the commitment hereunder to issue Letters of Credit, within such thirty (30) day period, the Borrower shall not be liable to such Bank to pay such amount determined pursuant to this Section 1.7. All amounts determined in accordance with this Section 1.7 shall be effective from the date on which such Bank first gave notice to the Borrower of a reduction in such Bank's rate of return.

     1.8 Time, Place and Manner of Payments. All payments and prepayments to be made by the Borrower hereunder or under any Note in respect of any principal, interest, or fee shall be made to the Agent for the ratable accounts of the Banks at the principal office of Agent in Pittsburgh, Pennsylvania. Such payments shall be made in immediately available funds no later than 12:00 noon (Pittsburgh, Pennsylvania time) on the date such payment is due.

     1.9 Loan Account. Each Bank shall open and maintain on its books a loan account (each, a "Loan Account") in the name of the Borrower, with respect to advances made, payments and prepayments of principal, and the computations and payments of interest and all other amounts due and sums paid to such Bank hereunder or under its Notes. Such Loan Account, absent manifest error, shall be conclusive and binding on the Borrower as to the amount at any time due to such Bank from the Borrower.

     1.10 Letter of Credit Subfacility.

     (a) Terms of Letter of Credit. The Agent shall issue, subject to the terms and conditions hereof (including but not limited to the conditions contained in Section 7.1 hereof) and at the request of the Borrower, Letters of Credit, all as more fully set forth in this Section 1.10.

         (i) No Letter of Credit shall be issued hereunder which has an expiry date more than one (1) year from the date of issuance and shall in no event expire later than five (5) Business Days prior to the Termination Date; provided, however, that any Letter of Credit with a one (1) year maturity may provide for the renewal thereof for an additional one (1) year period, which shall in no event extend beyond five (5) Business Days prior to the Termination Date.

         (ii) Each Letter of Credit, whether now outstanding or hereafter issued by the Agent upon written request received by the Agent not less than five (5) Business Days prior to the proposed date of issuance pursuant to this Section 1.10, has been or shall be issued in accordance with the Agent's then current practices relating to the issuance by the Agent of Letters of Credit, including but not limited to the execution and delivery by the Borrower of an application for and/or confirmation of standby letter of credit and the payment by the Borrower of the customary processing fees. Each issuance or renewal of a Letter of Credit hereunder shall be conditioned on (and be deemed to be a representation and warranty by Borrower as to) the following: that at the time of such issuance or renewal the representations and warranties contained in this Agreement are true and correct and no default set forth in Section 8 hereof shall have occurred and be continuing and no event which, with the giving of notice or lapse of time or both would become such a default, shall have occurred or shall have failed to occur and be continuing.

         (iii) In no event shall (x) the aggregate undrawn face amount of the Letters of Credit exceed, at any one time, Two Million ($2,000,000) Dollars, or
(y) the sum of the aggregate outstanding principal balance of the Revolving Credit Loans, the aggregate outstanding principal balance of the Term Loans, the aggregate unpaid balance of any unreimbursed Draws under the Letters of Credit and the aggregate Stated Amounts of the Letters of Credit exceed, at any one time, the lesser of (x) Forty Million ($40,000,000) Dollars or (y) the then current Collateral Value. The Stated Amount of each Letter of Credit, while the same is issued and outstanding, and any unreimbursed Draws under the Letters of Credit, shall reduce the maximum amount otherwise available under the Revolving Credit as set forth in Section 1.1(a) hereof.

     (b) Disbursements, Reimbursement.

         (i) Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each Draw thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such Draw, respectively.

         (ii) In the event of any request for a Draw under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the conditions set forth in Section 7 below, other than any notice requirements. Any notice given by the Agent pursuant to this paragraph may be oral if immediately confirmed in writing provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (iii) Each Bank shall upon any notice pursuant to paragraph (ii) above make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to paragraph (iv) below) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment, (i) at a rate per annum equal to the Federal Funds Effective Rate in effect during the first three days following the Drawing Date and (iii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this paragraph.

         (iv) With respect to any unreimbursed Draw that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by paragraph (ii) above, because of the Borrower's failure to satisfy the conditions set forth in Section 7 below other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such Draw. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to paragraph (iii) above, shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Section 1.10.

     (c)  Repayment of Participation Advances.

         (i) Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (x) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (y) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

         (ii) If the Agent is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency or similar proceeding, any portion of the payments made by Borrower to the Agent pursuant to paragraph (i) immediately above in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     (d) Documentation.

         The Borrower agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

     (e) Determinations to Honor Drawing Requests.

         In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

     (f) Nature of Participation and Reimbursement Obligations.

         Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 1.10(b), as a result of a drawing under a Letter of Credit, and the obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 1.10 under all circumstances, including the following circumstances:

         (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrower or any other Person for any reason whatsoever;

         (ii) the failure of Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in
Section 7.1 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 1.10(b);

         (iii) any lack of validity or enforceability of any Letter of Credit;

         (iv) the existence of any claim, set-off, defense or other right which the Borrower or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any Subsidiary and the beneficiary for which any Letter of Credit was procured);

         (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;

         (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

         (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary;

         (viii) any breach of this Agreement or any other Loan Document by any party thereto;

         (ix) the occurrence or continuance of an insolvency or similar proceeding with respect to the Borrower;

         (x) the fact that a default or event of default under Section 8 hereof shall have occurred and be continuing;

         (xi) the fact that the Termination Date shall have passed or this Agreement or the commitments hereunder shall have been terminated; and

         (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     (g) Liability for Acts and Omissions.

         As between the Borrower and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any action of any Governmental Person, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses(i) through (viii) of such sentence.

         In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrower or any Bank.

     (h) Reimbursement for Charges and Fees. The Borrower agrees to pay or cause to be paid to the Agent on demand, all normal and customary transaction charges that the Agent may charge (i) for drawings under the Letters of Credit, (ii) for transfers of each respective Letter of Credit in accordance with its terms and
(iii) for amendments of the Letters of Credit, payable without any requirement of notice or demand by the Agent on the day of such drawing, transfer or amendment.

     (i) Letter of Credit Fees. The Borrower shall pay to the Agent for the ratable account of the Banks quarterly in arrears, on the last day of each September, December, March and June, a commission equal to the Applicable Euro-Rate Margin on the average daily aggregate Stated Amount of Letters of Credit outstanding during the three month period ending on such date; provided, however, that upon the occurrence of and during the continuance of an event of default under Section 8 hereof, the foregoing fee shall automatically be increased by two hundred (200) basis points (2%) per annum above the rate otherwise in effect.

     1.11 Definitions: Construction.

     (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         "Accounts" shall have the meaning ascribed to it in Section 7.1.

         "Adjusted Amortization Fixed Rate" means the Fixed Rate Option elected by Borrower to incorporate an Applicable Fixed Rate Margin of three hundred
(300) basis points (3%).

         "Agent" shall mean PNC Bank, National Association, and its successors and assigns.

         "Adjusted Base Rate" means the interest rate relating to the Base Rate Option as described in item (i) of Subsection 1.6(b).

         "Adjusted Euro-Rate" means the interest rate relating to the Euro-Rate Option as described in item (ii) of Subsection 1.6(b).

         "Applicable Base Rate Margin" shall mean that rate per annum shown in the appropriate place on Annex I, attached hereto and made a part hereof.

         "Applicable Euro-Rate Margin" shall mean that rate per annum shown in the appropriate place on Annex I, attached hereto and made a part hereof.

         "Applicable Fixed Rate Margin" means a rate per annum equal to either
(i) two hundred eighty (280) basis points (2.8%) or (ii) three hundred (300) basis points (3%), as irrevocably specified by the Borrower in the notice of election of the Fixed Rate Option delivered pursuant to Section 1.6(e) hereof.

         "Authority" shall have the meaning ascribed to it in Section 4.20.

         "Bank" means initially PNC Bank, National Association, a national banking association, and any other financial institution from time to time a party hereto as "Bank."

         "Base Rate" means a rate per annum equal to the higher of (i) the Prime Rate and (ii) the sum of (x) the Federal Funds Rate plus (y) fifty (50) basis points (1/2 of 1%). The Base Rate shall be adjusted automatically from time to time upon each change in the Prime Rate or the Federal Funds Rate, as applicable.

         "Base Rate Option" means the interest rate option described in item (i) of Subsection 1.6(b).

         "Base Rate Portion" means a Revolving Credit Loan, the Seven-Year Term Loan or the Term Loan, as the case may be, or a portion thereof which bears, or is to bear, interest at the Adjusted Base Rate.

         "Borrower" shall have the meaning ascribed to it in the first paragraph of this Agreement.

         "Borrower's Proceeds" shall mean (i) the Borrower's share [at least equal to the share on which the Discounted Future Net Income is determined] of the total gross proceeds generated in connection with the Wells and the Pipeline payable to Borrower including but not limited to the Borrower's share of such proceeds derived from, in connection with and/or relating to the production, sale, transportation and/or compression of gas and oil produced from the Wells and transported through the Pipeline and the Borrowers share (at least equal to the share on which the Discounted Future Net Income is determined) of reimbursements of all severance taxes relating thereto, less (ii) the share (no greater than the share on which the Discounted Future Net Income is determined) of the costs and expenses (including severance, real estate and windfall profits taxes but not income or other taxes) paid by the Borrower to others for the operation of the Wells and the Pipeline and the removal and sale of gas and oil produced from the Wells and the share (no greater than the share on which the Discounted Future Net Income is determined) of royalties and overriding royalties paid by Borrower to others for the production of gas and oil from the Wells, provided, however, that such costs and expenses (including royalties and overriding royalties) shall not exceed those customarily paid by prudent gas and oil operators, and prudent operators of pipelines, of established reputations in the areas in which the Wells and the Pipeline are located.

         "Business Day" means a day on which the Agent's principal office is open for the conduct of normal commercial banking business.

         "Collateral Value" shall have the meaning ascribed to it in Section
1.5.

         "Commitment Fee" shall have the meaning ascribed to it in Subsection 1.1(d).

         "Commitment Percentage" shall have the meaning ascribed to it in Subsection 1.1(a).

         "Discounted Future Net Income" shall have the meaning ascribed to it in
Section 1.4.

         "Dollar(s)" or "$" means the legal tender of the United States of America.

         "Draw" shall mean a payment of funds by the Banks pursuant to a request by the beneficiary of any Letter of Credit for funds in accordance with the terms of such Letter of Credit.

         "ERISA" shall have the meaning ascribed to it in Section 2.10.

         "Euro-Rate" means for any day, as used herein, for each segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/16 of 1%) (i) the rate of interest (which shall be the same for each day in such Euro-Rate Interest Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "offered" eurodollar rate as quoted by Exco-Noonan Incorporated (or appropriate successor or, if Exco-Noonan Incorporated or its successor cease to provide such quotes, a comparable replacement as determined by Agent) as evidenced on Dow Jones Markets Service display page 4756 (or any replacement display page) two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to the Euro-Rate Portion for such Euro-Rate Interest Period and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

         The "Euro-Rate" may also be expressed by the following formula:

                [ Dow Jones Markets Service as quoted by Exco- ]
Euro-Rate  =    [ Noonan Incorporated or appropriate successor ]
                ------------------------------------------------
                [     1.00 - Euro-Rate Reserve Percentage      ]

The Euro-Rate shall be adjusted automatically with respect to any Euro-Rate Portion outstanding on the effective date of any change in the Euro-Rate Reserve Percentage, as of such effective date.

         "Euro-Rate Interest Period(s)" means any individual period of one (1), two (2), three (3) or six (6) months selected by the Borrower commencing on the borrowing, conversion date or renewal date of a Euro-Rate Portion to which such period shall apply.

         "Euro-Rate Option" means the interest rate option described in item
(ii) of Subsection 1.6(b).

         "Euro-Rate Portion(s)" means a Revolving Credit Loan, the Seven-Year Term Loan or the Term Loan, as the case may be, or portion thereof which bears, or is to bear, interest at the Euro-Rate.

         "Euro-Rate Reserve Percentage" means the maximum effective percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

         "Existing Loan Agreement" shall have the meaning ascribed to it in the first "Whereas" clause to this Agreement.

         "Federal Funds Rate" shall mean, for any day, (i) the interest rate (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Agent (such determination shall be conclusive absent manifest error) to be equal to the weighted average of rates on federal funds transactions among members of the Federal Reserve System arranged by Federal funds brokers at or about 9:00 am (Pittsburgh, Pennsylvania time) on such day; provided, however, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the immediately preceding Business Day or (ii) if no such rate shall be quoted by Federal funds brokers at such time, such other rate as determined by the Agent in accordance with its usual procedures (such determination shall be conclusive absent manifest error).

         "Financing Statements" shall have the meaning ascribed to it in item E. of Section 3.1.

         "Fixed Rate" means the interest rate relating to the Fixed Rate Option as described in item (iii) of Subsection 1.6(b).

         "Fixed Rate Option" shall mean the interest rate option described in item (iii) of Subsection 1.6(b).

         "Fixed Rate Portion" means the Seven-Year Term Loan which bears, or is to bear, interest at the Fixed Rate in accordance with Subsection 1.6(e).

         "Future Net Income" shall have the meaning ascribed to it in Section
1.4.

         "Gas and oil" or "oil and gas" shall mean gas, oil, casinghead gas, drip gasoline, natural gasoline and all other liquid and gaseous hydrocarbons.

         "Governmental Person" means the government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including the Federal Deposit Insurance Company, the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority.

         "Governmental Rule" means any law, statute, rule, regulation, ordinance, order, judgment, guideline or decision of any Governmental Person.

         "Hazardous Substances" shall have the meaning ascribed to it in Section 2.17.

         "Indebtedness" shall have the meaning ascribed to it in Section 3.

         "Letter(s) of Credit" means any standby letter(s) of credit as to which the account party, the issuing Bank and the beneficiary contemplate that the beneficiary will receive a direct payment from the account party and that the beneficiary shall draw upon the Letter of Credit only if the account party fails to honor its obligation to the beneficiary, including, but not limited to, standby letters of credit issued by the Agent in accordance with Section 1.10 hereof.

         "Letter of Credit Borrowing" shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under
Section 1.10.

         "Letter of Credit Fee" shall mean that fee described in Section 1.10(i) hereof.

         "Loan" shall mean any of the Revolving Credit Loans, the Term Loan or the Seven-Year Term Loan.

         "Loan Documents" shall have the meaning ascribed to it in Section 2.6.

         "Mortgage" shall have the meaning ascribed to it in item A. of Section 3.1.

         "Note" and "Notes" shall have the meanings ascribed to each in Subsection 1.6(a).

         "Option(s)" means any one or more of the Base Rate Option, the Euro-Rate Option or the Fixed Rate Option.

         "Original Loan Agreement" shall have the meaning ascribed to it in the first "Whereas" clause to this Agreement.

         "Participation Advance" shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 1.10.

         "Partnership" and "Partnerships" shall have the meaning ascribed to each in Section 1.4.

         "Partnership Wells" shall have the meaning ascribed to it in Section
2.7.

         "PBGC" shall have the meaning ascribed to it in Section 2.10.

         "Pipeline" shall have the meaning ascribed to it in Section 1.3.

         "Plan" shall have the meaning ascribed to it in Section 2.10.

         "Pledge Agreement" shall have the meaning ascribed to it in item D. of
Section 3.1.

         "Portion(s)" means any Base Rate Portion, Euro-Rate Portion, or Fixed Rate Portion, as the case may be or all three taken collectively.

         "Prime Rate" means the interest rate per annum announced from time to time by the Agent as its prime rate, which rate may not be the lowest rate of interest then being charged by the Agent.

         "Property" shall have the meaning ascribed to it in Section 2.3.

         "Quarterly Reports" shall have the meaning ascribed to it in Section
4.8.

         "Ratable Share" shall have the meaning ascribed to it in Subsection 1.1(a).

         "Revolving Credit" shall have the meaning ascribed to it in Subsection 1.1(a).

         "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings ascribed to each in Subsection 1.1 (a).

         "Revolving Credit Note" shall have the meaning ascribed to it in Subsection 1.1(a).

         "Revolving Credit Period" shall have the meaning ascribed to it in Subsection 1.1(a).

         "Security Agreement (Note)" shall have the meaning ascribed to it in item C. of Section 3.1.

         "Security Agreement (Partnerships)" shall have the meaning ascribed to it in item B. of Section 3.1.

         "Senior Indebtedness" shall have the meaning ascribed to it in Section 4.18.

         "Seven-Year Term Credit" shall have the meaning ascribed to it in Subsection 1.3(a).

         "Seven-Year Term Loan" shall have the meaning ascribed to it in Subsection 1.3(a).

         "Seven-Year Term Note" shall have the meaning ascribed to it in Subsection 1.3(a).

         "Stated Amount" shall mean the amount available to the beneficiaries of the Letters of Credit for one or more drawings thereunder as such amount is reduced and reinstated from time to time in accordance with the provisions of the Letters of Credit.

         "Stockholders" shall have the meaning ascribed to it in Section 2.2.

         "Subsidiary" and "Subsidiaries" shall have the meaning ascribed to each in Subsection 2.2(e).

         "Syndications Period" shall mean the period between the date of this Agreement and the earlier of the following dates: (a) the date on which PNC Bank, National Association has reduced its Commitment Percentage below 100%, or
(b) the date which is one hundred twenty (120) days after the date of this Agreement.

         "Term Credit" shall have the meaning ascribed to it in Subsection
1.2(a).

         "Term Loan" shall have the meaning ascribed to it in Subsection 1.2(a).

         "Term Note" shall have the meaning ascribed to it in Subsection 1.2(a).

         "Termination Date" shall have the meaning ascribed to it in Subsection 1.1(a).

         "Utilization Rate" means, at the time of determination by Bank, the quotient (expressed as a percentage) determined by dividing (i) the sum of (w) the aggregate principal balances outstanding under the Revolving Credit Notes plus (x) the aggregate Stated Amounts of Letters of Credit outstanding plus (y) the aggregate amount of unreimbursed Draws under the Letters of Credit plus (z) the aggregate principal balances outstanding under the Term Notes by (ii) the then current Collateral Value.

         "Wells" shall have the meaning ascribed to it in Section 1.4.

     (b) Construction. (i) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Agent or the Banks shall be deemed to include reasonable good faith estimates by the Agent or the Banks (in the case of quantitative determinations) and reasonable and good faith beliefs by the Agent or the Banks (in the case of qualitative determinations). Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised reasonably and in good faith. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The article, section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Article, Section, schedule and exhibit references are to this Agreement unless otherwise specified. Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person, other than the Borrower, shall be deemed to include such Person's successors and assigns, and (ii) to any Governmental Rule, agreement or contract specifically defined or referred to in Agreement shall be deemed references to such Governmental Rule, agreement or contract as the same may be amended, supplemented, modified, extended, waived, consolidated, replaced or renewed from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof.

         (ii) For purposes of this Agreement, all terms used in Article 9 of the UCC and not specifically defined in this Agreement shall herein have the meanings assigned to such terms in the UCC as from time to time in effect in the Commonwealth of Pennsylvania.

         (iii) References to "Writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form. References to "written" include "printed", "typed", "lithographed" and other adjectives relating to words reproduced in a tangible visible form consistent with the preceding sentence and also include electronic images and images stored on computer disks, magnetic tape and like media.

     (c) Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

SECTION 2. REPRESENTATIONS AND WARRANTIES.
------------------------------------------

         To induce the Banks to enter into this Agreement and to make and continue the loans and to issue and renew the Letters of Credit, each as herein provided for, Borrower represents and warrants to the Banks that:

         2.1 Existence and Authority. Borrower and the Subsidiaries are corporations or limited liability company duly organized, validly existing and in good standing under the laws of the states of their formation, and are duly qualified to do business, and are in good standing as foreign corporations, in all jurisdictions wherein their ownership of property or the nature of their businesses requires such qualification and have the right, power and authority to own, and hold under lease, their properties and to carry on their businesses as now being conducted.

         2.2 Stock Ownership and Subsidiaries. (a) The authorized securities of The Atlas Group, Inc. consist of two million (2,000,000) shares of common stock and all issued and outstanding shares of such stock are owned by and issued to the persons shown on Schedule 2.2 attached hereto and made a part hereof.

         (b) The authorized securities of AIC, Inc. consist of one thousand (1,000) shares of common stock and all issued and outstanding shares of such stock are owned by and issued to The Atlas Group, Inc.

         (c) The authorized securities of AED Investments, Inc. consist of one thousand (1,000) shares of common stock and all issued and outstanding shares of such stock are owned by and issued to Atlas Energy Group, Inc.

         (d) The authorized securities of ARD Investments, Inc. consist of one thousand (1,000) shares of common stock and all issued and outstanding shares of such stock are owned by and issued to Atlas Resources, Inc.

         (e) AIC, Inc. is the legal and beneficial owner of all of the issued and outstanding securities of Atlas Energy Corporation, an Ohio corporation, Atlas Resources, Inc., a Pennsylvania corporation, Transatco Corporation, an Ohio corporation, Pennsylvania Industrial Energy, Inc., a Pennsylvania corporation, Atlas Information Management, LLC, a Pennsylvania Limited Liability Company, Atlas Energy Group, Inc., an Ohio corporation, Atlas Gas Marketing, Inc., a Pennsylvania corporation and Mercer Gas Gathering, Inc., a Pennsylvania corporation, and Atlas Information Management, LLC is the legal and beneficial owner of forty-nine (49%) percent of the issued and outstanding shares of each of Record Imaging, Ltd. and fifty (50%) percent of Atlas Technologies, LLC. [hereinafter referred to collectively as the "Subsidiaries" and individually as the "Subsidiary"; as used herein the terms Subsidiaries and Subsidiary shall also include any corporation with respect to which any Borrower owns directly or indirectly more than twenty-five (25%) percent of the outstanding stock issued by such corporation]; Borrower presently does not own directly or indirectly more than twenty-five (25%) percent of the outstanding stock issued by any other corporation. AIC, Inc. has good and marketable title to all the securities of the Subsidiaries issued to it, free and clear of all liens and encumbrances, and all such securities have been duly and validly issued and are fully paid and nonassessable. The authorized securities of the Subsidiaries and the ownership thereof are as shown on Schedule 2.2 attached hereto and made a part hereof.

         2.3 Rights, Titles and Interests. Borrower and the Subsidiaries have, and will have, good and marketable rights, titles and interests in and to all of their properties including all the property (the "Property") described in the Mortgage and the Security Agreement (as such terms are defined in Section 3.1 hereof) free and clear of all liens and encumbrances, except such liens and encumbrances, if any, set forth in writings heretofore delivered to, and acknowledged in writing to have been received by, the Banks, and which are acknowledged in writing to be acceptable to the Banks; as defined herein the term Property shall include but shall not be limited to the additional security provided by Borrower pursuant to Section 1.5 and Section 3.3 hereof. Borrower warrants that at its expense it will, and will cause the Subsidiaries to, defend generally their properties including the Property, and the rights, titles and interests of the Banks therein and thereto, against the claims and demands of all persons, corporations and any other entities whatsoever. No defaults have occurred under any of the documents or instruments pursuant to which, or establishing that, Borrower and the Subsidiaries acquired interests in their properties including the Property which have not been cured or waived and such documents and instruments are in full force and effect and they have not been modified or amended.

         2.4 Financial Statements. The financial statements described below in this Section 2.4, together with the notes and reports thereto, (copies of which have been furnished to the Agent), are complete and correct, have been prepared in accordance with generally accepted accounting principles, practices and procedures consistently applied and present fairly the financial positions of the Borrower and the Subsidiaries as at the dates set forth below and the results of their operations for the periods set forth below, subject only to ordinary and usual year end audit adjustments in the case of the statements described in clause (ii) below:

         (i) Balance sheet as of July 31, 1997 and the related statements of income, changes in stockholders equity and changes in financial position for the fiscal year ended on such date, prepared and certified by McLaughlin & Courson, independent certified public accountants; and

         (ii) Balance sheet as of June 30, 1998 and the related statements of income, changes in stockholders equity and changes in financial position for the eleven (11) month period ended on such date, prepared by the chief financial officer of Borrower.

         Except as reflected or referred to in the above described financial statements, neither the Borrower nor any of the Subsidiaries has any contingent or disputed liabilities or unrealized or anticipated losses or commitments which in the aggregate are material. Since June 30, 1998 there has been no change in the condition, business or prospects, financial or otherwise, of the Borrower or the Subsidiaries as shown on the balance sheet as of such date and no change in the aggregate value of the property owned by the Borrower and the Subsidiaries, including the Property, except changes in the ordinary course of business.

         2.5 Litigation. Except as set forth on Schedule 2.5 attached hereto, there is no material litigation or proceeding of any kind whatsoever pending, nor to the knowledge of Borrower threatened, nor any judgment, order, writ, injunction, decree or award outstanding, which could adversely affect Borrower or the Subsidiaries or the operation of any of their businesses, or their properties including the Property, nor does the Borrower know or have reasonable grounds to know of any basis for any such action or any governmental investigation or any claim relating to the Borrower or the Subsidiaries or the operation of any of their businesses, or their properties including the Property. Except as set forth on Schedule 2.5 attached hereto, the Borrower and the Subsidiaries have each complied with all material provisions of all agreements to which they are parties or by which they are bound and are not in default under any of them or in the payment of any of their obligations.

         2.6 Validity of Agreement, Notes, Mortgage, Security Agreement (Partnerships), Security Agreement (Note), Pledge Agreement, Financing Statements and Other Loan Documents. The execution and delivery of this Agreement, the Notes, the Mortgage, the Security Agreement (Partnerships), the Pledge Agreement, the Security Agreement (Note) and the Financing Statements (as such terms are defined in Section 3.1 hereof) and the documents and instruments referred to herein and therein to be executed and/or delivered by Borrower, as one or more may be amended, modified or supplemented (the "Loan Documents"), the borrowings under the Loan Documents, the performance by the Borrower of its obligations under the Loan Documents and the assignment of, and the grant of the liens on and security interests in, the Borrower's various rights, titles and interests, to the Agent (for the benefit of the Banks) by the Loan Documents, do not, and will not, contravene any provision of law, or of the articles of incorporation or by-laws of Borrower or any Subsidiary, or of any agreement, instrument or other document or of any judicial, arbitration or local, state or federal governmental requirement or restriction to which Borrower or any Subsidiary is a party or by which it is bound, or result in the creation or imposition of any lien or other encumbrance on any of the property of the Borrower or any Subsidiary including the Property except the liens and security interests granted by the Loan Documents; and any and all consents or approvals of any kind whatsoever, including approvals and consents of any local, state or federal governmental unit, commission, authority, agency or other body, required to be obtained in connection therewith have been obtained and are in full force and effect. This Agreement constitutes, and the other Loan Documents when duly executed will constitute, legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower is duly authorized to execute and deliver this Agreement and the other Loan Documents; all action necessary and proper to authorize the execution and delivery of the Loan Documents has occurred; and Borrower is, and will continue to be, duly authorized, and has, and shall continue to have, the right, power and authority, to execute and deliver the Loan Documents and to make the assignment and grant the liens and security interests pursuant to the Loan Documents as well as to borrow under the Loan Documents and to perform all of the other terms and conditions of the Loan Documents.

         2.7 Permits. Borrower has obtained, or caused to be obtained, all permissions, licenses, easements, rights-of-way, leasehold and fee interests and all local, state and federal governmental approvals, authorizations, consents and permits as well as all other rights, titles and interests necessary to the ownership, development and operation of the properties of the Borrower and the Subsidiaries (including the Property) and the gas and oil wells (the "Partnership Wells") in which the Partnerships (as such term is defined in
Section 1.4 hereof) have ownership interests, and the conduct of their businesses, all of which are in full force and effect.

         2.8 Operation of Wells and the Pipeline. The statements relating to the transportation of gas and oil through the Pipeline and the production of gas and oil from the Wells for the period ending January 1, 1998 heretofore furnished by Borrower to Bank are accurate; since January 1, 1998 there has been no damage, destruction or loss to the Pipeline or to any of the Wells; the Pipeline is currently in operation and the monthly transportation of gas and oil through the Pipeline has not materially changed; and except for temporary, involuntary shut-ins, all of the Wells are currently in production and the monthly production from each of the Wells has not materially changed.

         2.9 Public Utility Holding Company. Neither the Borrower, nor any Subsidiary of the Borrower, is a holding company or a subsidiary of a holding company or a public utility company as such terms are defined in the Public Utility Holding Company Act of 1935.

         2.10 ERISA. The Pension Benefit Guaranty Corporation ("PBGC") has not made a determination that, with respect to any Plan (as hereinafter defined) of the Borrower, or any Subsidiary or other affiliate of the Borrower, an event or condition has occurred which constitutes grounds under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for the termination of, or for the appointment of a trustee to administer, any such Plan. As used herein, "Plan" shall be defined as any employee benefit plan or other plan maintained for employees of the Borrower, or any Subsidiary or other affiliate of the Borrower, covered by ERISA.

         2.11 Regulation G, U, T and X. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, U, T or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any advance under the Loan Documents will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         2.12 Compliance with Law. Borrower and the Subsidiaries have each complied with, and are in compliance with, all applicable local, state and federal laws, rules and regulations relating to all of their activities including, but not limited to, the operation of the Wells and the Pipeline and the offer and sale of securities.

         2.13 Taxes. All tax returns and reports of the Borrower and the Subsidiaries required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon the Borrower and the Subsidiaries or upon any of the property of the Borrower and the Subsidiaries including the Property and upon any of the other assets, income or franchises of the Borrower and the Subsidiaries which are due and payable have been paid, except taxes, assessments, fees and other governmental charges being contested in good faith as set forth in Section 4.10 hereof unless required to be paid as set forth in such Section and subject to the reserve requirements set forth in
Section 4.10 hereof.

         2.14 Relationship of Borrower. The Borrowers are operated as part of one consolidated business entity and each Borrower is directly dependent upon each other Borrower for and in connection with their business activities and their financial resources; and each Borrower will receive a direct economic and financial benefit from the borrowings made under this Agreement, and such borrowings are in the best interests of each Borrower.

         2.15 Status as Producers of Gas. Atlas Energy Group, Inc., Atlas Energy Corporation and Atlas Resources, Inc. are producers of oil and/or natural gas; none of the Subsidiaries (other than Atlas Resources, Inc., Atlas Energy Group, Inc. and Atlas Energy Corporation) is a producer of oil and/or natural gas.

         2.16 Year 2000. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Borrower or its Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any material adverse change in the business, properties, assets, financial condition, results of operations or prospects of the Borrower or its Subsidiaries, or impair materially the ability of the Borrower or its Subsidiaries to duly and punctually pay or perform the Indebtedness.

         2.17 Environmental Matters. To the best of the Borrower's knowledge,
(i) the Property is and has been in compliance, in all material respects, with all applicable local, state and federal environmental laws, rules and regulations, (ii) there have been no releases of any chemical, material, substance or waste which is a threat to the public health, safety or welfare or the environment or the health of living organisms, or any hazardous, toxic, contaminating or polluting substance as defined by any environmental law, rule or regulation (individually and collectively "Hazardous Substances") and (iii) there is no basis for the imposition of environmental liability against the Property or for the imposition of any environmental liability against any former, present or future owner or operator of the Property.

         2.18 Investment Company Act. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the "control" of an "investment company", as those terms are defined in such Act, and shall not become such an "investment company" or under such "control".

SECTION 3. SECURITY.
--------------------

         To secure the payment of principal of, and interest on, the Notes, all reimbursement and other obligations relating to the Letters of Credit, and all fees, costs, expenses and other charges to be paid or reimbursed by Borrower under the Loan Documents and all other indebtedness and other obligations of the Borrower to the Agent and the Banks under the Loan Documents (collectively, the "Indebtedness") and the performance of the terms of the Loan Documents and all other instruments and documents executed by Borrower in favor of, or for the benefit of, the Agent and the Banks with respect thereto:

         3.1 Mortgage, Security Agreement (Partnerships), Security Agreement
(Note) and Pledge Agreement. Borrower has executed and delivered, and hereby agrees to execute and deliver, or cause to be executed and delivered, to the Agent, on behalf of the Banks, the following:

         A. One or more mortgages and security agreements (and/or amendments thereto) substantially in the form of Exhibit "D" attached hereto and made a part hereof, as one or more may be amended, modified or supplemented from time to time (herein referred to collectively and individually as the "Mortgage"), which shall assign to Agent, and grant to Agent, on behalf of the Banks, a lien on and security interest in, all the property of Borrower described in the Mortgage including the Wells, the Pipeline and the premises known as 311 Rouser Road, Coraopolis, Pennsylvania.

         B. One or more security agreements substantially in the form of Exhibit "E" attached hereto and made a part hereof, as one or more may be amended, modified or supplemented from time to time [herein referred to collectively and individually as the "Security Agreement (Partnerships)"], which shall assign to Agent, and grant to Agent, on behalf of the Banks, a security interest in, all the property of Borrower described in the Security Agreement including all rights, titles and interests of the Borrower in and to the Partnerships.

         C. One or more security agreements substantially in the form of Exhibit "F" attached hereto and made a part hereof, as one or more may be amended, modified or supplemented from time to time [herein referred to collectively and individually as the "Security Agreement (Note)"], which shall assign to Agent, and grant to Agent, on behalf of the Banks, a security interest in, all the property of Borrower described in the Security Agreement (Note) including all rights, titles and interests of the Borrower in and to certain intercompany notes.

         D. One or more pledge agreements substantially in the form of Exhibit "G" attached hereto and made a part hereof, as one or more may be amended, modified or supplemented from time to time (herein referred to collectively and individually as the "Pledge Agreement"), which assign to Agent, and grant to Agent, on behalf of the Banks, a lien on and security interest in, all the property of Borrower described in the Pledge Agreement including all of Borrower's rights, titles and interest in and to the stock of Transatco Corporation.

         E. All financing statements and all amendments and modifications thereof and all supplements thereto (herein referred to collectively and individually as the "Financing Statements") required by Agent in connection with the liens and security interests granted pursuant to the Mortgage, the Security Agreement (Partnerships), the Security Agreement (Note) and the Pledge Agreement.

         3.2 Set-Off. Borrower hereby gives to each Bank a lien on, and security interest in, any and all property, credits, securities, monies and claims of Borrower which may at any time be delivered to, or be in the possession of, or owed to Borrower by, such Bank in any capacity whatsoever including the balances of any and all accounts maintained by Borrower with such Bank. Borrower authorizes each Bank in case of a default as defined in Section 8 hereof, at such Banks option, at any time and from time to time, to apply to the payment of the Indebtedness any such property, credits, securities, monies and claims. In the event that in the exercise of the rights set forth in this Section 3.2 any Bank applies to the payment of the Indebtedness any property, credits, securities, monies or claims which belong to a person, corporation or entity other than Borrower, such Bank shall promptly deliver such property, credits, securities, monies or claims (or at the option of such Bank, an amount of cash equivalent to the value thereof at the time such Bank makes such application) to the persons, corporations or other entities entitled thereto, or at the option of such Bank to the Borrower, upon being furnished with evidence satisfactory to such Bank of such property, credits, securities, monies or claims and the identity of the persons, corporations or other entities entitled thereto.

         3.3 Additional Security. In the event that Borrower is to provide additional security for the payment of the Indebtedness and the performance of the Loan Documents, such additional security shall be of such kind, in such form and have such value as Agent shall in its sole discretion require and shall be otherwise acceptable to Agent. Borrower shall execute and deliver to Agent, on behalf of the Banks, such new or amended mortgage and/or security agreement and/or pledge agreement relating to such additional collateral, as well as such other instruments, papers and other documents, and take such further action in connection therewith, as the Agent shall in its sole discretion require [including but not limited to providing reports and opinions relating to matters concerning title to such additional security and concerning the priority of the lien(s) and security interest(s) granted by such new or amended mortgage and/or security agreement and/or pledge agreement].

         3.4 Operating Accounts. The Borrower agrees to maintain, or cause to be maintained, all of the Borrower's principal operating accounts at the Agent and agrees to deposit, or cause to be deposited, in such accounts substantially all of its funds.

SECTION 4. AFFIRMATIVE COVENANTS.
---------------------------------

         For so long as any Indebtedness remains unpaid, unless the Agent otherwise consents in writing, Borrower agrees that:

         4.1 First Lien Undertakings. Borrower shall obtain and deliver, or cause to be obtained and delivered, to the Agent such legal opinions, title reports, representations, letters, acknowledgments, attornment agreements, releases, disclaimers, subordinations of prior liens and security interests, non-disturbance agreements, certificates of non-interference with easements, rights-of-way or coal operations and such other documents as may be requested by Agent from time to time, and shall take, or cause to be taken, all steps, to satisfy all requirements of Agent that Borrower and the Subsidiaries and the Partnerships have, and will have, good and marketable rights, titles and interests in and to all of their properties including the Property and the Partnership Wells and that the liens and security interests described in Section 3 hereof are valid and perfected first liens and security interests, free and clear of all liens and encumbrances.

         4.2 Protection of Rights, Titles and Interests. Borrower will take, or cause to be taken, all steps necessary and proper (i) to protect and enforce its and the Subsidiaries' rights, titles and interests in and to all their properties including the Property and in connection with their businesses and
(ii) to comply with all duties, terms and conditions undertaken or assumed by Borrower and the Subsidiaries in connection with their properties including the Property and their businesses.

         4.3 Operation and Maintenance. Borrower will continuously operate, or cause to be operated, its and the Subsidiaries' properties (including the Property) and the Partnership Wells in a good and workmanlike manner and in accordance with sound and approved practices and shall use its best efforts consistent with good business practices to generate, or cause to be generated, the greatest amount of revenue in connection with its and the Subsidiaries' properties (including the Property) and the Partnership Wells. Borrower shall maintain, or cause to be maintained, all of its and the Subsidiaries' properties (including the Property) and the Partnership Wells in good condition and, shall make, or cause to be made, all necessary renewals, repairs, replacements, additions, betterments and improvements thereto.

         4.4 Permits. Borrower will obtain and keep in full force and effect, or shall cause to be obtained and kept in full force and effect, all permissions, licenses, easements, rights-of-way, leasehold and fee interests and all local, state and federal governmental approvals, authorizations, consents and permits as well as all other rights, titles and interests necessary to the ownership, development and operation of its and the Subsidiaries' properties (including the Property) and the Partnership Wells and to the conduct of their businesses.

         4.5 Compliance with Law. Borrower will comply with, or cause to be complied with, all applicable local, state and federal laws, rules and regulations relating to all of its and the Subsidiaries' activities including, but not limited to, the operation of its and the Subsidiaries' properties (including the Property) and the Partnership Wells and the offer and sale of securities.

         4.6 Status as Producers of Gas. Atlas Energy Group, Inc., Atlas Energy Corporation and Atlas Resources, Inc. shall each continue to be a producer of oil and/or natural gas.

         4.7 Existence and Ownership. Borrower shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its and the Subsidiaries' existences as corporations, their good standing under the laws of the states of their incorporation and their qualification to do business, and their good standing as foreign corporations, in all jurisdictions wherein their ownership of property or the nature of their businesses requires such qualification. Borrower shall continue to be the legal and beneficial owner of at least the percentages of the issued and outstanding securities of the Subsidiaries which it owns currently plus all additional percentages of such securities which it may acquire hereafter.

         4.8 Reports, Certifications and Other Information. Upon request of Agent, Borrower shall deliver, or cause to be delivered, to Agent, within sixty
(60) days after the end of each fiscal quarter (and if a default as set forth in Section 8 hereof shall have occurred and be continuing, within thirty (30) days after the end of each calendar month), a report of operating, management and administration fees paid to Borrower during such month together with statements setting forth the quantity of gas and oil produced from the Wells and transported through the Pipeline during such month, the price paid or to be paid for such gas and oil and the transportation and compression thereof, the Borrower's Proceeds (showing in detail the computation whereby the Borrower's Proceeds are determined) and such other information as Agent may request which may include but not be limited to a report prepared by Borrower showing the performance of each Well on a quarterly or monthly, as the case may be, basis and on a cumulative basis as well as such information as is customarily set forth in a meter statement.

             Within sixty (60) days after the end of each fiscal quarter of each fiscal year of the Borrower and the Subsidiaries, the Borrower shall furnish to Agent such unaudited financial statements of the Borrower and the Subsidiaries ("Quarterly Reports") as Agent shall request (consisting of at least a balance sheet as of the close of such quarter and a profit and loss statement and a statement of cash flow for such quarter and for the period from the beginning of the fiscal year to the close of such quarter), which statements shall be in such detail as Agent shall require, shall show the Borrower's and the Subsidiaries' financial conditions at the close of such fiscal quarter and the results of their operations for the period then ended and shall be prepared by the chief financial officer of Borrower and the Subsidiaries in accordance with generally accepted accounting principles, practices and procedures consistently applied and certified by such officer, subject only to ordinary and usual year end audit adjustments.

             Within one hundred twenty (120) days after the end of each fiscal year of the Borrower and the Subsidiaries, Borrower shall furnish to Agent a copy of the annual audited financial statements of the Borrower and the Subsidiaries prepared in conformity with generally accepted accounting principles, practices and procedures consistently applied by McLaughlin & Courson, or other certified public accountants satisfactory to Agent and certified without qualification as to scope.

             The Borrower shall deliver to the Agent, together with each delivery of financial statements required by this Section 4.8, a certificate substantially in the form of Exhibit "H" hereto, appropriately completed, (A) stating that the signer has reviewed the terms of this Agreement and of the other Loan Documents and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed the existence during such accounting period, and that the signer does not have knowledge of the existence, as at the date of such certificate, of any condition or event which constitutes a default under Section 8 hereunder with respect to the covenants set forth in Sections 4.16, 4.17, 4.18, and 5.12 hereof, or which, after notice or lapse of time or both, would constitute a default with respect to the covenants set forth in Sections 4.16, 4.17, 4.18, and 5.12 hereof, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, (B) demonstrating in reasonable detail compliance as at the end of such accounting period with the restrictions contained in Sections 4.16, 4.17, 4.18, and 5.12 hereof and (C) setting forth in reasonable detail (i) any advances or payments made with respect to intercompany notes or accounts during the accounting period covered by such financial statements together with the closing balance of each such note and account and the interest accrued thereon and (ii) the amount of any management fees or similar advances made during the applicable accounting period.

             At any time and from time to time, Borrower will submit, or cause to be submitted, to Agent promptly, in such form as Agent shall require, such other information relating to the financial affairs of the Borrower and the Subsidiaries, to the properties of the Borrower and the Subsidiaries including the Property, to the businesses of the Borrower and the Subsidiaries or otherwise as Agent shall reasonably request.

         4.9 Records and Access. Borrower shall keep, or cause to be kept, full and complete books and records in which correct and accurate entries will be made of all of its and the Subsidiaries business transactions and their properties including the Property and at any time and from time to time shall give, or cause to be given, to the Agent or the Banks or their representatives full access during normal business hours to examine and copy all of the Borrower's and the Subsidiaries' properties including the Property and their books, contracts and records.

         4.10 Payment of Taxes and Mechanics' Claims. Borrower will pay, or cause to be paid, all taxes, assessments, license fees and other governmental charges and all claims of mechanics and materialmen to which it or any of the Subsidiaries or any of their properties including the Property shall be subject, and all other charges on or relating to any of their properties including the Property, before such charges and claims become delinquent, except that no such charge or claim need be paid for so long as its validity or amount shall be contested in good faith by appropriate proceedings duly prosecuted and Borrower and the Subsidiaries shall have set up in their books such reserves with respect thereto as shall be dictated by sound accounting practices; provided, however, that all such charges and claims shall be paid, subject to refund proceedings, if failure to pay would adversely affect the rights or titles of Borrower or any of the Subsidiaries to any of their properties including the Property.

         4.11 Insurance. Borrower will keep, or cause to be kept, with financially sound and reputable insurers, such insurance with respect to its and the Subsidiaries' businesses and properties including the Property, in such amounts and insuring against such risks, casualties and contingencies of such types (including but not limited to insurance for loss or damage by fire and other hazards and insurance for liability for damage to persons and property in connection with their properties including the Property and the activities conducted thereon or relating thereto) as is customary for persons, corporations and other entities of established reputations engaged in the same or similar businesses as the Borrower and the Subsidiaries and similarly situated, naming Agent (for the benefit of the Banks) as mortgagee or lender loss payee or additional insured as its interests may appear, and will keep, or cause to be kept, such insurance as required by any applicable workmen's compensation laws, and will furnish, or cause to be furnished, certificates of all such insurance to Agent upon the execution hereof and within one hundred twenty (120) days after the end of each of its fiscal years. All policies shall provide that they may not be altered or cancelled except on thirty (30) days' prior written notice to Agent.

         4.12 Duty to Plug. If and when any of the Wells ceases producing gas and oil in paying quantities or is of no further use, or Borrower or any other person, corporation or other entity is required to do so under any agreement or law, Borrower will plug and abandon, or cause to be plugged and abandoned, any and all such Wells in accordance with the local, state and/or federal laws and regulations then in force and regulating the plugging of gas and oil wells. Borrower further consents and agrees that it will save harmless Agent, and the Banks, and the respective successors and assigns, of and from any loss, damage and penalty through failure, if any, to plug, or cause to be plugged, such Well or Wells as herein provided.

         4.13 Expenses, Fees and Disbursements. Borrower shall pay, or cause to be paid, all expenses, fees and disbursements incurred in connection with the recordation, filing, continuation, satisfaction and termination of the Mortgage, the Financing Statements and any other Loan Documents and any other instruments or documents relating thereto and the fees, expenses and disbursements of Agent's counsel in connection with this Agreement and the other Loan Documents, and any other instruments or documents relating thereto, their preparation, administration and enforcement as well as the fees, expenses and disbursements of the Agent and its counsel, and others (including but not limited to geologists and engineers) engaged by Agent to provide information and advice in connection with this Agreement and the other Loan Documents and any other instruments or documents relating thereto, their preparation, administration and enforcement.

         4.14 Assigned Payments. In connection with any amounts due to Borrower which are assigned to Agent (for the benefit of the Banks) pursuant to the Mortgage, the Security Agreement and/or any other Loan Document, upon notice to the payor thereof by Agent, such payments shall be made directly by the payor thereof to Agent. Agent is, and/or its duly authorized agents are, hereby authorized by Borrower to endorse for and on Borrower's behalf and deposit all drafts and checks payable to Borrower, and such authority shall continue while any Indebtedness is outstanding. In the event that any such assigned amounts paid to Agent consist of amounts belonging in whole or in part to any person, corporation or entity other than Borrower, the Agent shall promptly deliver such amounts or parts thereof to such persons, corporations or entities, or at the option of Agent to the Borrower, upon being furnished with evidence satisfactory to the Agent of such amounts or parts thereof and the identity of such persons, corporations or other entities.

         4.15 Notification. Within ten (10) days after Borrower or any Subsidiary receives notice of any litigation or any judicial or administrative proceeding pending or threatened against it which might result in Borrower or such Subsidiary being liable for the payment or performance of obligations in excess of Two Hundred Fifty Thousand ($250,000) Dollars with respect to any single such litigation or proceeding, or in excess of One Million ($1,000,000) Dollars in the aggregate with respect to all such litigations or proceedings, Borrower shall notify the Agent, or cause the Agent to be notified, in writing of such litigation or proceeding.

         4.16 Current Ratio. The current assets of the Borrower on a consolidated basis (as determined by Agent in accordance with generally accepted accounting principles) divided by the positive difference between (i) the current liabilities of the Borrower on a consolidated basis (as determined by Agent in accordance with generally accepted accounting principles) and (ii) the product of (x) the advance payments received by Borrower for the drilling and completion of oil and gas wells which are classified as current liabilities times (y) fifteen (15%) percent, shall at all times exceed the ratio of 0.75 to 1.00.

             For the purposes of this Section 4.16 alone, (i) the principal balance outstanding under the Revolving Credit Notes shall be deemed not to be a current liability and (ii) the unused availability under the Revolving Credit shall be deemed to be a current asset.

         4.17 Debt to EBITDA. The Total Indebtedness of the Borrower on a consolidated basis divided by the EBITDA of Borrower on a consolidated basis (calculated for the four most recently completed fiscal quarters) shall at all times be less than the following ratios for the fiscal periods ending on the following dates (inclusive):

              Fiscal Period Ending               Maximum Ratio:
              --------------------               --------------

            6/30/98 through 12/31/98              3.75 to 1.00
            3/31/99 through 9/30/99               3.50 to 1.00
            12/31/99 through 3/31/00              3.25 to 1.00
            6/30/00 and each fiscal               3.00 to 1.00
            period ending thereafter

             For the purposes of this Section 4.17 and of Section 4.18, (i) the term "Total Indebtedness" shall mean total indebtedness of Borrower, including all indebtedness for money borrowed or credit advanced, purchase price obligations, obligations evidenced by bonds, notes or similar indentures, capitalized lease obligations, guaranties, obligations with respect to letters of credit, obligations under any interest or currency swap, future, option or other similar agreement (except where any such swap, future, option or other similar agreement is matched to an offsetting asset as in the case of hedging with respect to the physical production and sale of oil and gas), and any liability in the nature of any of the foregoing in its capacity as a general partner, and (ii) the term "EBITDA" shall mean the sum of the Borrower's net income plus interest expense plus tax expense plus depreciation plus amortization plus other noncash charges to income minus noncash credits to income (as determined by Agent in accordance with generally accepted accounting principles).

         4.18 Fixed Charge Coverage Ratio. The EBITDA of the Borrower on a consolidated basis (calculated for the four most recently completed fiscal quarters) divided by the sum of (i) interest expense of Borrower on a consolidated basis (calculated for the four most recently completed fiscal quarters) plus (ii) Current Maturities of Long Term Debt of Borrower on a consolidated basis, must not be less than 2.0 to 1.0 at any time.

             For the purposes of this Section 4.18, the term "Current Maturities of Long Term Debt" (as reasonably determined by Agent in accordance with its customary practices) shall mean that portion of the Borrowers' total indebtedness for money borrowed or credit advanced (other than (i) trade credit incurred in the ordinary course of business and (ii) indebtedness to the Banks under the Revolving Credit), however evidenced, which had a scheduled maturity during the preceding four fiscal quarters.

         4.19 Additional Documents. From time to time, at the Agent's request, whether before or after any borrowings hereunder, the Borrower at its expense will execute and deliver, or cause to be executed and delivered, to Agent such instruments, papers and other documents and take, or cause to be taken, such further action as Agent reasonably may require in connection with the transactions contemplated hereby including the enforcement of the Loan Documents.

         4.20 Environmental Matters. (a) Borrower will ensure that the Property remains in compliance, in all material respects, with all local, state and federal environmental laws, rules and regulations, and that it will not place or permit to be placed on the Property any Hazardous Substances, except as not prohibited by applicable environmental laws, rules or regulations, or in such quantities as to not constitute a hazard to the environment or subject the Borrower to prosecution or liability in connection therewith.

         (b) Borrower will employ, or cause to be employed, in connection with the use of the Property appropriate technology as the Borrower determines reasonably necessary to maintain compliance with any applicable environmental law, rule or regulation and dispose, or cause to be disposed, of any and all Hazardous Substances generated at the Property only at facilities and with carriers that maintain valid permits under applicable environmental laws, rules and regulations.

         (c) In the event the Borrower obtains, gives or receives notice of any release or threat of release of a reportable quantity of any Hazardous Substances at the Property or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Property, or any demand letter, complaint, order, citation or other written notice with regard to any Hazardous Substances or violation of any environmental law, rule or regulation, affecting the Property from any person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Property is located or the United States Environmental Protection Agency (any such person or entity is hereinafter referred to as the "Authority") which might result in the Borrower being liable for the payment or performance of obligations in excess of Ten Thousand ($10,000) Dollars with respect to any such event or in excess of One Hundred Thousand ($100,000) Dollars in the aggregate with respect to all such events, then the Borrower shall, within five (5) days, give written notice of same to the Agent detailing non-privileged and non-confidential facts and circumstances of which the Borrower is aware in connection therewith. Such information is to be provided to allow Agent to protect its security interest in the Property and is not intended to create any obligation upon the Agent or the Banks with respect thereto.

         (d) Borrower shall promptly forward to the Agent copies of any request for information, notification of potential liability, demand letter for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at the Property and shall continue to forward to the Agent copies of correspondence between the Borrower and the Authority regarding such claims until the claims are settled. The Borrower shall promptly forward to the Agent copies of all documents and reports concerning Hazardous Substances at the Property that the Borrower is required to file under any environmental law, rule or regulation. Such information is to be provided to allow the Agent to protect its security interest in the Property and is not intended to create any obligation upon the Agent or the Banks with respect thereto.

         (e) If the Borrower shall fail to comply, or cause to be complied, with any of the requirements of any environmental law, rule or regulation, the Agent may, at its election, but without the obligation to do so, for the sole purpose of protecting its security interest in the Property, enter onto the Property (or authorize third parties to enter onto the Property) and take such actions as the Agent (or such third parties as directed by the Agent) deems reasonably necessary or advisable, after consultation with the Borrower, to comply with the requirements of such environmental laws, rules and regulations including but not limited to cleaning up, removing, mitigating or otherwise dealing with any release of Hazardous Substances. All reasonable costs and expenses incurred by the Agent (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the highest lawful rate then payable under the Note then outstanding, shall be paid upon demand by the Borrower.

         (f) Promptly upon the written request of the Agent from time to time, which written request may be made by the Agent only in the event of notice to the Agent of discovery or occurrence of a release of Hazardous Substances at the Property, the Borrower shall provide, or cause to be provided, to Agent, at the Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to the Agent in its reasonable opinion, to assess with a reasonable degree of certainty the existence of a release of Hazardous Substances and the potential costs in connection with the abatement, cleanup and removal of any Hazardous Substances found on, under, or within the Property. Any report or investigation of such release of Hazardous Substances proposed and acceptable to an appropriate Authority that is charged to oversee the cleanup of such release of Hazardous Substances shall be acceptable to the Agent. If such estimates, individually or in the aggregate, exceed FIFTY THOUSAND DOLLARS ($50,000), the Agent shall have the right to require the Borrower to post a bond, letter of credit or other security reasonably satisfactory to the Agent to secure payment of these costs and expenses.

         (g) Borrower shall defend and indemnify the Agent and the Banks and hold the Agent and the Banks harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by the Agent, whether as a mortgagee in possession, or as successor-in-interest to the Borrower, or otherwise, under or on account of any environmental law, rule or regulation, including the assertion of any lien thereunder, with respect to any release of Hazardous Substances, the presence of any Hazardous Substances affecting the Property, whether or not the same originates or emanates from the Property or any contiguous real estate, including any loss of value of the Property as a result of the foregoing so long as no such loss, liability, damage and expense is attributable to any release of Hazardous Substances resulting from actions on the part of the Agent. The Borrower's obligations under this Section 4.20 shall arise upon the discovery of the presence of any Hazardous Substances at the Property, whether or not any Authority has taken or threatened any action in connection with the presence of any Hazardous Substances. The Borrower's obligation and the indemnification hereunder shall survive the payment in full of the indebtedness secured hereby and the satisfaction in full of the other obligations secured hereby.

SECTION 5. NEGATIVE COVENANTS.
------------------------------

         For so long as any Indebtedness remains unpaid, Borrower agrees that it will not, without the prior written consent of the Agent:

         5.1 Alienation. Sell, lease, transfer or otherwise dispose of or alienate any of its property including the Property, or permit the sale, lease, transfer or other disposition or alienation of any of the property of any Subsidiary, except the sale in the ordinary course of business of gas and oil transported through the Pipeline and gas and oil produced from the Wells and except the sale, lease, transfer or other disposition or alienation for fair consideration in the ordinary course of business of its and the Subsidiaries' properties other than the Property and except the sale, lease, transfer or other disposition or alienation for fair consideration other than in the ordinary course of business of its and the Subsidiaries' properties other than the Property having a fair market value not to exceed One Million ($1,000,000) Dollars in the aggregate.

         5.2 Encumbrances. Permit, create, assume or incur any mortgage, pledge, charge, security interest, lien or encumbrance of any kind upon any of its or the Subsidiaries' properties (whether now owned or hereafter acquired) including the Property, or commit any act or make any election which will require it or any of the Subsidiaries to reassign any of their properties including the Property, except encumbrances (i) created and granted in this Agreement, the Mortgage, the Security Agreement (Partnerships), the Security Agreement (Note) and the Pledge Agreement or otherwise created or granted in favor of the Banks,
(ii) relating to current taxes, assessments, license fees and other governmental charges and claims of mechanics and materialmen not delinquent, or if delinquent being contested in good faith as set forth in Section 4.10 hereof unless required to be paid as set forth in such Section and subject to the reserve requirements set forth in such Section, (iii) imposed in the normal course of the oil and gas business of the Borrower and the Subsidiaries in connection with obtaining surety bonds and (iv) imposed in the normal course of business of the Borrower and the Subsidiaries, other than in favor of the Banks, on properties of the Borrower and the Subsidiaries hereafter acquired by them, provided that such liens and encumbrances are imposed in connection with the financing of the acquisition of such properties and are imposed only on the properties acquired.

         5.3 Guaranty. Become or be, or permit any Subsidiary to become or be, a guarantor or endorser of, or surety for, or responsible in any manner whatsoever with respect to, the payment or performance of any indebtedness, obligation or undertaking of any other person, corporation or other entity, except in favor of the Banks in connection with the payment and/or performance of any such indebtedness, obligation or undertaking, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, except guarantees by the Borrower of the performance by the Subsidiaries which are engaged in the oil and gas business of obligations incurred by such Subsidiaries to provide goods and services in such business and except as permitted in accordance with Section 5.6 hereof.

         5.4 Debt. Create, assume, incur or permit to exist, any indebtedness or obligation for the payment or repayment of money, whether borrowed by, or advanced to or for the benefit of, Borrower or any Subsidiary, or otherwise, except (i) the borrowings under the Loan Documents and any other indebtedness or obligation of Borrower or any Subsidiary to the Banks thereunder, (ii) indebtedness with respect to the intercompany advances described in Subsection 5.5(vii) hereof, provided, however, that Bank shall at all times have a first perfected lien on any instrument evidencing such indebtedness, and (iii) with respect to the Borrowers other than AIC, Inc., AED Investments, Inc. and ARD Investments, Inc., other indebtedness, other than in favor of the Banks, not exceeding Two Million ($2,000,000) Dollars in the aggregate at any one time outstanding.

         5.5 Loans; Investments. Make, or permit any Subsidiary to make, any loan or advance to any person, corporation or other entity, or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any person, corporation or other entity, except: (i) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (ii) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (iii) certificates of deposit with maturities of one year or less from the date of acquisition issued by any Bank or any commercial bank operating within the United States of America having capital and surplus in excess of $50,000,000; (iv) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any such Subsidiary; (v) loans from Transatco Corporation to TOPICO, a partnership, not exceeding One Million Twenty Thousand ($1,020,000) Dollars in the aggregate at any one time outstanding; (vi) loans from a Borrower to another Borrower's pursuant to one or more intercompany notes as described in, and subject to, the Security Agreement (Note), (vii) the stock held by a Borrower on the date hereof as described in Section 2.2 hereof, (viii) with respect to the Borrowers other than AIC, Inc., AED Investments, Inc. and ARD Investments, Inc., other loans not exceeding One Million One Hundred Thousand ($1,100,000) Dollars in the aggregate at any one time outstanding; (ix) loans not to exceed $250,000 in the aggregate to Atlas Technologies, LLC; and (x) loans not to exceed $250,000 in the aggregate to Record Imaging, Ltd.

         5.6 Business Activities. (a) Subject to the provisions of paragraph (b) below, engage in, or permit any Subsidiary to engage in, any business other than the business which it now conducts.

         (b) Notwithstanding anything to the contrary contained in this Agreement, The Atlas Group, Inc., AIC, Inc., AED Investments, Inc. and ARD Investments, Inc. shall not be permitted to engage in any business or conduct any activity except (i) make the advances permitted in Subsection 5.5(vi) hereof, (ii) hold the stock held by such Borrower on the date hereof as described in Section 2.2 hereof, (iii) the ownership, maintenance and management of intangible investments (which includes, without limitation, investments in the types of assets listed in Section 5.5
(i), (ii) and (iii) hereof), patents, patent applications, trademarks, trade names and similar types of intangible assets), and the collection and distribution of income from such investments and (iv) with respect to The Atlas Group, Inc. only, perform certain administrative and management services on behalf of the other Borrowers in exchange for a fee.

         5.7 Consolidation or Merger, Change of Control. (a) Consolidate with or merge into, or permit any Subsidiary to consolidate with or merge into, any person, corporation or other entity or permit any person, corporation or other entity to consolidate with or merge into Borrower or any Subsidiary, except for
(i) the merger of The Atlas Group, Inc. with and into Atlas America, Inc. ("Atlas America") so long as, at the time of such merger, Atlas America is engaged in no business other than owning the stock of The Atlas Group, Inc. and Resource Energy, Inc. ("Resource Energy") and (ii) the merger of Atlas America (as successor by merger to The Atlas Group, Inc.) with Resource Energy (the "Permitted Merger"), so long as (x) prior to the effective date of the Permitted Merger, the Agent and the Banks shall have received from the Borrower (A) such information and documentation regarding Resource Energy as they may reasonably request and (B) pro forma financial statements reflecting the Permitted Merger, and such information, documentation and financial statements are satisfactory to the Banks in all material respects, (y) the consummation of the Permitted Merger shall not cause or result in any event of default under Section 8 hereof, and
(z) Resource Energy, the Permitted Merger and all documentation relating thereto shall be otherwise satisfactory in all material respects to the Banks.

         (b) Permit any Change in Control, except for the acquisition of 100% of the issued and outstanding shares of The Atlas Group, Inc. by Resource America, Inc. or Atlas America (the "Permitted Acquisition"). For the purposes of this Agreement, the term "Change in Control" shall mean any change in the ownership of the shares of stock of any Borrower.

         5.8 Acquisitions. Purchase or otherwise acquire, or permit any Subsidiary to purchase or acquire, any obligations or stock of, or any other interest in, or all or substantially all of the assets of, any person, corporation or other entity whatsoever.

         5.9 Redemption. Directly or indirectly, purchase or redeem any of the stock issued by Borrower or permit any Subsidiary to purchase or redeem any of the stock issued by such Subsidiary; except the purchase of 131,425 shares of The Atlas Group, Inc. from Charles T. Koval and Joseph R. Sadowski for an aggregate purchase price of up to $12,000,000 in contemplation of the Permitted Acquisition described in Section 5.7 (b) above.

         5.10 Distributions. Directly or indirectly, declare or make, or incur any liability to make, any dividend or other distribution on the stock of such Borrower or otherwise to the stockholders of The Atlas Group, Inc. (or its successor), except stock options to be issued to employees of The Atlas Group, Inc.

         5.11 Leases. Become, or permit any Subsidiary to become, lessee under any lease of any real or personal property, except gas and oil leases in the ordinary courses of their businesses and except such other leases entered into in the ordinary courses of their businesses so long as the aggregate payments to be made by the Borrower and the Subsidiaries in connection with such other leases in any fiscal year of the Borrower do not exceed One Million ($1,000,000) Dollars and except equipment leases from any Bank or any affiliate thereof) to Borrower or any Subsidiary.

         5.12 Capital Expenditures. Make or permit during any fiscal year the aggregate amount of Borrower's exploration expenses to exceed an amount equal to twenty (20%) percent of the Borrower's total capital expenditures (on a consolidated basis) during such fiscal year. For the purposes of this section, exploration expenses shall be included within the calculation of Borrower's total capital expenditures.

         5.13 Negative Pledges. Directly or indirectly enter into or assume any agreement (other than this agreement) prohibiting the creation or assumption of any lien or encumbrance upon any of the Borrower's properties (including without limitation the Property), whether now owned or hereafter created or acquired, or otherwise prohibiting or restricting any transaction contemplated hereby.

SECTION 6. BORROWING REQUIREMENTS.
----------------------------------

         6.1 Conditions to Borrowing. Unless otherwise agreed to by Agent and subject to the performance by Borrower of its other obligations under the Loan Documents, the Banks shall have no obligation to advance any funds to Borrower, to issue or renew any Letter of Credit or to continue any loans outstanding under the Existing Loan Agreement until all legal matters incident to the transactions contemplated by the Loan Documents are resolved in a manner satisfactory to Agent and its counsel and until Borrower shall have provided Agent with the following:

         A. The Notes, Mortgage, Security Agreement (Partnerships), Security Agreement (Note), Pledge Agreement, Financing Statements and other Loan Documents duly executed and all in form and substance satisfactory to Agent.

         B. Evidence satisfactory to Agent authorizing the execution and delivery by Borrower of this Agreement, the Notes, the Mortgage, the Security Agreement (Partnerships), Security Agreement (Note), the Pledge Agreement, the Financing Statements and the other Loan Documents.

         C. Opinions of counsel for Borrower, addressed to Agent and the Banks, satisfactory to Agent's counsel, relating to such matters as the Agent may reasonably require, including opinions that on the dates of delivery of such opinions and at the times the funds to be lent pursuant to this Agreement are advanced (a) the representations set forth in Sections 2.1, 2.2 and 2.6 hereof (which representations shall be repeated at length in such opinions) are accurate, (b) to the best of the knowledge of Borrower's counsel, the representations set forth in Sections 2.5, 2.9, 2.10, 2.11, 2.12 and 2.13 hereof (which representations shall be repeated at length in such opinions) are accurate, and (c) the interest rate options applicable to the Notes, the Commitment Fee or any other Fee provided for herein, the maintenance of the Borrower's principal accounts as required by Section 3.4 hereof and the depositing therein of substantially all of Borrower's funds, and the payment of all other amounts to be paid by Borrower pursuant to this Agreement and the other Loan Documents do not violate any usury or other law of the State of Ohio or the Commonwealth of Pennsylvania relating to interest payments.

         D. Opinions, addressed to the Agent and the Banks, of Borrower's counsel or such other counsel satisfactory to Agent, in form and substance satisfactory to Agent's counsel, that on the dates of delivery of such opinions and at the times the funds to be lent pursuant to this Agreement are advanced
(a) Borrower and the Partnerships have good and marketable rights, titles and interests in and to all the Property and the Partnership Wells, (b) all documents or instruments pursuant to which, or establishing that, Borrower and the Partnerships acquired interests in the Property and the Partnership Wells are valid and subsisting and have not been modified or amended, (c) the extent of Borrowers and the Partnerships' interests in the Property and the Partnership Wells are as described in the documents and instruments pursuant to which, or establishing that, Borrower and the Partnerships acquired their interests in the Property and the Partnership Wells and (d) the Property and the Partnership Wells are free and clear of all liens and encumbrances except such liens and encumbrances as shall be acceptable to Agent in its sole discretion.

         E. Certificates executed by Borrower stating that no defaults have occurred which are unremedied or unwaived under any agreement, lease, assignment or other document or instrument by or through which Borrower has any rights, titles or interests in connection with the Property.

         F. Evidence satisfactory to Agent that there has been recorded in the appropriate offices documents and instruments establishing that Borrower and the Partnerships have good and marketable rights, titles and interests in and to the Property and the Partnership Wells and delivery to Agent of copies of all the documents and instruments pursuant to which, or establishing that, Borrower and the Partnerships acquired such rights, titles and interests.

         G. Evidence satisfactory to Agent of the recordation and filing of the Mortgage, the Financing Statements and any other Loan Document.

         H. A current certificate of good standing of the each Borrower and a certificate of incumbency for each Borrower.

         I. A mortgagee title insurance policy issued in favor of Bank with respect to the premises located at 311 Rouser Road, Coraopolis, Pennsylvania, in form and substance acceptable to Agent and its counsel.

         J. Payment of the Fees provided for in the side letter among Borrower and Agent relating thereto.

         K. Such other documents and instruments, and evidence of the performance by Borrower of such other obligations, as Agent may reasonably request.

SECTION 7. DISBURSEMENT.
------------------------

         7.1 Procedure. Except as otherwise provided herein, Borrower may request Revolving Credit Loans by delivering to the Agent, not later than 11:00 A.M. (Pittsburgh, Pennsylvania time) on the proposed borrowing date a written notice requesting, and specifying the date (if other than the date of such request), the amount and the manner of, each borrowing and reborrowing hereunder. Subject to Section 11.2 hereof, the Agent shall promptly notify the Banks of each request for a borrowing or reborrowing on the same day on which the Agent receives such a request, and each Bank shall make its Commitment Percentage of the requested borrowing or reborrowing available to the Borrower, in immediately available funds at the principal office of the Agent, prior to 2:00 P.M. (Pittsburgh, Pennsylvania time) on the date specified by Borrower in its request, and upon availability of such funds Agent shall credit one or more of the accounts of deposit (the "Accounts") maintained by Borrower at the Agent in the amount to be borrowed or reborrowed. Each borrowing or reborrowing by Borrower or issuance or renewal of any Letter of Credit hereunder issuance or renewal shall be conditioned on the following: that at the time of such borrowing, reborrowing issuance or renewal the representations and warranties contained in this Agreement are true and correct and no default set forth in Section 8 hereof shall have occurred and be continuing and no event which, with giving of notice or lapse of time or both would become such a default, shall have occurred or shall have failed to occur and be continuing; and each such borrowing, reborrowing issuance or renewal shall be deemed to be a representation and warranty by the Borrower that the foregoing conditions exist and upon the request of Agent the Borrower shall execute and deliver to the Agent a certificate as to the existence of the foregoing conditions.

         7.2 Use of Proceeds. Borrower represents, warrants and agrees that all funds lent or advanced pursuant to this Agreement or any other Loan Document have been, and shall be, used only for the purpose of (i) financing oil or natural gas drilling, producing, gathering and associated activities and facilities by the Borrower, (ii) the prepayment in full of the indebtedness evidenced by those certain Promissory Notes each dated November 14, 1990 and executed in favor of Charles Koval and Joseph Sadowski and the purchasing of the shares of The Atlas Group, Inc. from Charles Koval and Joseph Sadowski in accordance with Section 5.9 above and (iii) for the purpose of funding other general corporate activities of the Borrower.

         7.3 Charging Account. Borrower agrees that each Bank and the Agent may charge and is hereby authorized to charge any demand deposit account of the Borrower maintained with the Agent or the Banks (including without limitation the Accounts) for payment of principal of, or interest on, the Notes when due and payable, reimbursement of Draws under the Letters of Credit and all other charges set forth in the Loan Documents when due and payable including but not limited to the Commitment Fee, the Fees provided for in the side letter among Borrower and Agent, any Letter of Credit Fee and the charges set forth in Sections 4.13 and 10.3 hereof.

SECTION 8. DEFAULTS.
--------------------

         If one or more of the following events occur:

         A. Borrower or any Subsidiary or any Partnership makes an assignment for the benefit of its creditors, becomes insolvent or admits in writing its inability to pay its debts as they become due; or Borrower or any Subsidiary or any Partnership files a voluntary petition in bankruptcy or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; or Borrower or any Subsidiary or any Partnership files an answer admitting or not contesting the material allegations of any petition filed in any action commenced against the Borrower or such Subsidiary or such Partnership in bankruptcy or seeking the relief described above in this Subsection 8.A, or any such action shall not have been dismissed within thirty (30) days after it is commenced; or the Borrower or any Subsidiary, or any of its officers, directors or shareholders, or any Partnership, or any of its partners, takes any action looking to the dissolution or liquidation of Borrower or such Subsidiary or such Partnership; or the Borrower or any Subsidiary or any Partnership applies for, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator for itself or for any of its property or in the absence of such application, consent or acquiescence such a trustee, receiver or liquidator is appointed and is not discharged within thirty (30) days after being appointed; or

         B. Any garnishment proceeding by attachment, levy or otherwise is instituted against any deposit balance maintained, or any property deposited, with the Bank by the Borrower:

then this Agreement and the other Loan Documents shall immediately and automatically be in default, any obligation of the Banks or the Agent under the Loan Documents or otherwise to make any further advances to or for the benefit of Borrower shall immediately and automatically terminate and the principal of, and interest on, the Notes and all other indebtedness of Borrower and the Subsidiaries to Bank including but not limited to all other Indebtedness shall immediately be due and payable without necessity of demand, presentment, protest, notice of dishonor, notice of default or any other notice whatsoever, all of which are hereby expressly waived by Borrower.

         If one or more of the following events occur:

         C. Default by Borrower in the payment of principal of, or interest on, the Notes, in the payment of any reimbursement or other obligation with respect to any Letter of Credit, or in the payment of the Commitment Fee, the Fees provided for in the side letter among Borrower and the Agent, the Letter of Credit Fee or in the payment of items of expense or other charges to be paid by the Borrower pursuant to the Loan Documents, including but not limited to the times set forth in Section 4.13 or 10.3 hereof, when due and payable, and continuance thereof for ten (10) days thereafter or for ten (10) days after bills therefor are sent to Borrower, whichever last occurs.

         D. One or more courts shall render a final judgment or judgments against Borrower or any Subsidiary or any Partnership in an aggregate amount greater than Ten Thousand ($10,000) Dollars in excess of any insurance protecting against the liability on which such judgment or judgments are based and such judgment or judgments shall not be satisfactorily stayed, discharged, vacated or set aside within thirty (30) days after the entry thereof, or, except as set forth in Subsection 8.13 hereof, one or more properties of Borrower or any Subsidiary or any Partnership shall be liened or attached under a claim or claims in an aggregate amount greater than Ten Thousand ($10,000) Dollars in excess of any insurance protecting against the liability on which such lien or attachment is based and such lien or attachment shall not be released or provided for to the satisfaction of Bank within thirty (30) days after the property is liened or attached;

         E. Borrower or any Subsidiary shall fail to take, or cause to be taken, corrective measures reasonably satisfactory to Agent within thirty (30) days after notice to Borrower or such Subsidiary with respect to any litigation or any judicial or administrative proceedings pending or threatened against Borrower or such Subsidiary or any Partnership or the Property or any Partnership Well, the outcome of which, in the reasonable judgment of Bank, would materially and adversely affect the financial condition of Borrower or such Subsidiary or such Partnership or the Property or the Partnership Wells;

         F. The PBGC shall make a determination that there has occurred an event or condition which constitutes grounds under ERISA for the termination of, or for the appointment of a trustee to administer, any Plan;

         G. Default in the performance or observance of any agreement, covenant or obligation of Borrower set forth in this Agreement or any other Loan Document, including but not limited to the Mortgage, the Security Agreement (Partnerships), the Security Agreement (Note), the Pledge Agreement and the Notes, which default does not constitute a specific default set forth in this
Section 8, and continuance thereof for thirty (30) days;

         H. Default in the performance or observance of any agreement, covenant or obligation of Borrower or any Subsidiary or any Partnership in any agreement between Bank and Borrower and/or such Subsidiary and/or such Partnership in addition to any Loan Document, or the existence of any misrepresentation in connection therewith or related thereto, and continuance thereof for more than the permitted period of grace, if any;

         I. Except as set forth in Subsections 8.C, 8.G and 8.H hereof, default in the payment or performance of any obligation for borrowed money for which the Borrower or any Subsidiary or any Partnership is liable (directly, by assumption, as guarantor, or otherwise) or in the payment or performance of any obligation secured by any mortgage, pledge, charge, security interest or other encumbrance with respect to any property of the Borrower or any Subsidiary or any Partnership, and continuance thereof for more than the permitted period of grace, if any;

         J. Any representation or warranty made by Borrower herein or in any other Loan Document is untrue in any material respect or any certificate, schedule, statement, report, notice or writing furnished or made to Agent or any Bank in connection with the transactions contemplated by the Loan Documents is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

         K. Any Change in Control, except for the Permitted Acquisition contemplated in Section 5.7 above.

         L. If James R. O'Mara [or any other person(s) acceptable to Agent as set forth in this Subsection 8.L] does not, regardless of the reason therefor, continue to act as the chief executive officer of the Borrower and to devote his entire time and attention to the business and affairs of the Borrower; provided, however, that if such default occurs, Borrower may cure such default by engaging, within sixty (60) days after such occurrence, as the chief executive officer of the Borrower or such other person(s) as shall be reasonably acceptable to Agent:

then the Agent, at its option, may immediately declare this Agreement and/or the other Loan Documents in default, may terminate any obligations of the Agent or the Banks under the Loan Documents or otherwise to make any further advances to or for the benefit of Borrower and/or may declare the principal of, and interest on, the Notes and/or all other indebtedness of Borrower and the Subsidiaries to the Banks including but not limited to all other Indebtedness immediately due and payable, whereupon all such indebtedness including but not limited to the Indebtedness shall immediately become due and payable without necessity of demand, presentment, protest, notice of dishonor, notice of default or any other notice whatsoever, all of which are hereby expressly waived by Borrower.

         Notwithstanding anything to the contrary contained in this Section 8, for purposes of this Section 8, neither this Agreement nor any other Loan Document shall be, or be declared to be, in default upon the occurrence of any of the events set forth above unless (i) any such event relates to a person, corporation or other entity other than, or in addition to, any Partnership, or
(ii) any such event relates only to one or more Partnerships and the occurrence of such event, together with all other such events occurring theretofore or thereafter, does, or might, impair the collateral value of the Property in an amount equal to at least Five Hundred Thousand ($500,000) Dollars as determined by Bank in its sole discretion; provided, however, that this paragraph shall in no way affect the calculation of the Collateral Value hereunder or the Borrower's obligation to make mandatory prepayments under Section 1.4 above.

SECTION 9. REMEDIES.
--------------------

         The Agent (on behalf of the Banks) shall be entitled at its option to exercise each and every remedy accorded it by law and/or specifically set forth in the Loan Documents, including in that limitation the Mortgage, the Security Agreement (Partnerships), the Security Agreement (Note), the Pledge Agreement and the Notes, which remedies are specifically incorporated herein by reference. Such remedies may be asserted concurrently, cumulatively, successively or independently from time to time so long as any part of the Indebtedness remains unpaid.

SECTION 10. MISCELLANEOUS.
--------------------------

         10.1 Waiver and Modification. No waiver by Agent or the Banks of any default shall operate as a waiver of any other default or of the same default on a future occasion. No failure to exercise, and no delay in exercising, on the part of Agent or the Banks, any power, remedy or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power, remedy or right preclude other or further exercise thereof or the exercise of any other power, remedy or right. This Agreement and the other Loan Documents, including the Notes, the Mortgage, the Security Agreement (Partnerships), the Security Agreement (Note) and the Pledge Agreement, contain the entire agreement of the parties with respect to their subject matter and the terms, conditions and covenants of this Agreement and the other Loan Documents, including the Notes, the Mortgage, the Security Agreement (Partnerships), the Security Agreement
(Note) and the Pledge Agreement, may only be modified or waived by a written document executed by Borrower and Bank.

         10.2 Notices. All notices or other correspondence required or made necessary by the terms of this Agreement and the other Loan Documents shall be in writing and shall be considered as having been given to each party if served personally or if mailed by registered or certified mail, postage prepaid, to the respective addresses as follows:

         (a)    To Borrower:

                c/o The Atlas Group, Inc.
                311 Rouser Road
                Coraopolis, Pennsylvania 15108
                Attention:      James R. O'Mara
                                Chief Executive Officer

         (b)    To Agent:

                PNC Bank, National Association
                One PNC Plaza
                249 Fifth Avenue
                Pittsburgh, PA 15222
                Attention:      Energy, Metals & Mining

         (c)    To Banks:

                All notices to Banks shall be sent to the notice address of each Bank as set forth on such Bank's signature page to its Assignment and Assumption
                Agreement.

Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to the other party.

         10.3 Certain Taxes. Borrower agrees to pay, and save Agent and the Banks harmless from, all liability for any federal or state documentary stamp or other tax liability, together with any interest or penalty, which is payable or determined to be payable with respect to the execution or delivery of this Agreement or any other Loan Document including the Notes, the Mortgage, the Security Agreement (Partnerships), the Security Agreement (Note), the Pledge Agreement and the Financing Statements, which obligation of the Borrower shall survive the termination of this Agreement.

         10.4 Right to Cure. In the event that Borrower shall fail for any reason to pay any fee, cost, expense or other charge to be paid or reimbursed by Borrower, Agent shall have the right but not the duty to make such payment and if Agent makes such payment the amount thereof shall be added to the balance of the indebtedness secured by the Mortgage, the Security Agreement (Partnerships), the Security Agreement (Note) and the Pledge Agreement, shall be payable on demand and shall bear interest at the highest lawful rate of interest then payable under the Note then outstanding until paid.

         10.5 Venue and Jurisdiction: Waiver of Jury Trial. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND EACH PARTY AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO IT AT ITS ADDRESS DESIGNATED PURSUANT HERETO, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PARTIES this is it!

HERETO WAIVE ANY CLAIM THAT PITTSBURGH, PENNSYLVANIA IS AN INCONVENIENT FORUM AND ANY CLAIM THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN THE AFOREMENTIONED COURT LACKS PROPER VENUE AND/OR JURISDICTION. EACH BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL PROVIDED IN CONNECTION HEREWITH TO THE FULL EXTENT PERMITTED BY LAW.

         10.6 Applicable Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

         10.7 Severability. In the event that any term or provision of this Agreement or any other Loan Document including the Notes, the Mortgage, the Security Agreement (Partnerships), the Security Agreement (Note) and the Pledge Agreement is lawfully held or declared to be invalid, illegal or unenforceable, it shall be deemed deleted to the extent necessary under the applicable law and the validity of the other terms and provisions shall not be affected thereby.

         10.8 Successors and Assigns. (a) This Agreement and the other Loan Documents shall be binding upon the Borrower, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of Borrower, the Agent and the Banks and the successors and assigns of the Agent and the Banks (except that Borrower shall have no right to assign, voluntarily or by operation of law, any of its rights hereunder or under any other Loan Document without Agent's prior written consent, and provided further that nothing herein is intended by any party hereto to confer any rights upon any third party as a beneficiary hereof).

         (b) Subject to the remaining provisions of this Section 10.8, any Bank (the "Transferor Bank") may at any time, in the ordinary course of its commercial lending business, in accordance with applicable law, sell to one or more financial institutions (each, a "Purchasing Bank") (which Purchasing Bank may be an affiliate of the Transferor Bank), a portion of its rights and obligations under this Agreement and the Notes then held by it, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit "I" and satisfactory to the Agent, executed by the Transferor Bank, such Purchasing Bank, the Agent and the Borrower; provided, however, that the Borrower and the Agent must each give its prior consent to any such assignment (other than an assignment made by a Bank to an affiliate of such Bank), which consent shall not be unreasonably withheld.

             Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the "Transfer Effective Date," as defined and determined pursuant to such Assignment and Assumption Agreement, and the payment by Purchasing Bank to Agent of an assignment service fee of $3,000, (i) the Purchasing Bank thereunder shall be a party hereto as a Bank and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Bank hereunder with a Commitment Percentage as set forth therein, and (ii) the Transferor Bank thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement as a Bank. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of Commitment Percentage and Ratable Share arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such Transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Agent, in exchange for the surrendered Notes held by the Transferor Bank, new Notes to the order of such Purchasing Bank in an amount equal to the Commitment Percentage of the Revolving Credit, the Revolving Credit Loans, the Term Loan and the Seven-Year Term Loan assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and new Notes to the order of the Transferor Bank in an amount equal to the Commitment Percentage of the Revolving Credit, the Revolving Credit Loans, the Term Loan and the Seven-Year Term Loan retained by it hereunder.

         (c) The Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the amount of the Loans owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Agent for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (d) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Notes and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

         10.9 Nature and Survival of Representations. All statements contained in any certificate or other document or instrument of any kind whatsoever delivered by or on behalf of Borrower pursuant hereto or any other Loan Document, or in connection with the transactions contemplated hereby or thereby, shall be deemed representations and warranties made by the Borrower in this Agreement or other Loan Document, or pursuant hereto or thereto, and, together with all representations and warranties contained herein or in any other Loan Document, shall survive the execution and delivery thereof and of this Agreement and any other Loan Document, the making of any loans under the Loan Documents, and the making of any investigation made at any time by or on behalf of Agent and/or the Banks.

         10.10 Number and Gender. Whenever required by the context of this Agreement or any other Loan Document the singular shall include the plural, and vice-versa; and the neuter gender shall include the masculine and feminine genders, and vice-versa.

         10.11 Joint and Several Liability. Each Borrower is, and shall be, jointly and severally bound by, and responsible for the making and performance of, all of the representations, warranties, covenants, provisions, terms, conditions and agreements made and to be performed by the Borrower under and pursuant to this Agreement and the other Loan Documents including the Notes, the Mortgage, the Security Agreement (Partnerships), the Security Agreement (Note) and the Pledge Agreement.

         10.12 Tax Withholding. At least five (5) business days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each such Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Agent and the Borrower two (2) duly completed copies of either (i) United States Internal Revenue Service Form W-9, 1001 or 4224 or such other applicable form prescribed by the Internal Revenue Service of the United States, certifying in each case that such Bank is entitled to receive payments under this Agreement or the Notes without deduction or withholding of United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or (ii) Form W-8 or such other applicable form prescribed by the Internal Revenue Service of the United States or a certificate of such Bank indicating that no such exemption or reduced rate of taxation is allowable with respect to such payments. Each Bank which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Agent and the Borrower two (2) additional copies of such form (or any successor form) on or before that form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank is entitled to receive payments under this Agreement or its Note without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless each such Bank establishes an exemption or at the applicable reduced rate established pursuant to the above provisions.

         10.13 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

         10.14 Confidentiality.

         (a) General. The Agent and the Banks each agree to keep confidential all information obtained from Borrower or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to assignees and participants as contemplated by Section 10.8, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Governmental Rule or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

         (b) Sharing Information With Affiliates of the Banks. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or affiliates of such Bank and each of the Borrowers hereby authorizes each Bank to share any information delivered to such Bank by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.15 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Indebtedness and the termination of any commitment to lend or to issue Letters of Credit hereunder.

SECTION 11. AGREEMENT AMONG BANKS
----------------------------------

         11.1 Appointment and Grant of Authority. The Banks hereby appoint PNC, and PNC hereby agrees to act as, Agent under this Agreement, the other Loan Documents, and Agent under the Mortgage, the Guaranty and Financing Statements for the benefit of the Banks. The Agent shall have and may exercise such powers under this Agreement as are specifically delegated to it by the terms hereof or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Banks, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement. Without limiting the foregoing, the Agent, on behalf of the Banks as secured parties, is authorized to execute and/or accept the Mortgage, any Financing Statements, any other Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

         11.2 Reliance by Agent on Banks for Funding. Unless the Agent shall have received notice from a Bank prior to a funding date that such Bank will not make available to the Agent such Bank's portion of net disbursements of Revolving Credit Loans, the Agent may assume that such Bank has made such portion available to the Agent in accordance with Section 7.1 above and the Agent may, in reliance upon such assumption, make Revolving Credit Loans to the Borrower. If and to the extent that such Bank has not made such portion available to the Agent on or prior to any funding date, such Bank and the Borrower severally agree to repay to the Agent immediately upon demand, in immediately available funds, such unpaid amount, together with interest thereon at the Federal Funds Rate for each day from the applicable funding date until such amount is repaid to the Agent. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute a Revolving Credit Loan made by such Bank for purposes of this Agreement. The failure by any Bank to pay its portion of a Revolving Credit Loan made by the Agent shall not relieve any other Bank of its obligation to pay its portion of net disbursements of Revolving Credit Loans, but no Bank shall be responsible for the failure of any other Bank to make its net share of Revolving Credit Loans to be made by such other Bank on such funding date.

         11.3 Non-Reliance on Agent. Each Bank agrees that it has, independently and without reliance on the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agent shall have no duty to keep the Banks informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Bank for its failure to relay or furnish to the Bank any information. The preceding provisions of this Section 11. 3 to the contrary notwithstanding, the Agent shall notify each of the Banks as soon as practicable after it receives notice of the occurrence of any default hereunder or under any other Loan Document.

         11.4 Responsibility of Agent and Other Matters.

         (a) Ministerial Nature of Duties. As between the Banks and itself, the Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Section 11. The duties of the Agent shall be ministerial and administrative in nature.

         (b) Limitation of Liability. As between the Banks and itself, neither the Agent nor any of its respective directors, officers, employees or agents shall be liable, except for gross negligence or willful misconduct, for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees, shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectibility of any amounts owed by the Borrower to the Banks, (iii) the truthfulness of any recitals or statements or representations or warranties made to the Agent or the Banks in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, telex, teletype, telecopy, bank wire, cable, radiogram or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets or liabilities or financial condition or results of operations or business or creditworthiness of the Borrower.

         (c) Reliance. The Agent shall be entitled to act, and shall be fully protected in acting upon, any telegram, telex, teletype, telecopy, bank wire, cable or radiogram or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument or paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other party thereto.

         11.5 Action on Instructions. The Agent shall be entitled to act or refrain from acting, and shall be fully protected in acting or refraining from acting, under this Agreement, the other Loan Documents or any other instrument or document in connection herewith or therewith, in accordance with the instructions of the Required Banks (as such term is defined in Section 11.6 below) or, in the case of the matters set forth in items (i) through (viii) of Section 11.13, from all of the Banks.

         11.6 Required Banks. For the purposes of this Agreement, the term "Required Banks" shall mean Banks with aggregate Commitment Percentages equal to at least 66-2/3% of all Commitment Percentages.

         11.7 Action Upon Occurrence of an Event of Default. If an event of default set forth in Section 8 hereof has occurred, the Banks shall immediately consult with one another in an attempt to agree upon a mutually acceptable course of conduct. Failing agreement upon a course of conduct and if the Required Banks wish to declare an event of default and/or exercise their rights hereunder, the Agent will exercise the rights of the Banks hereunder as directed by the Required Banks.

         11.8 Indemnification. To the extent the Borrower does not reimburse and save harmless the Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements, shall be borne by the Banks ratably in accordance with their respective Commitment Percentages. Each Bank hereby agrees on such basis (i) to reimburse the Agent for such Bank's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Bank's pro rata share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement, the other Loan Documents or any other agreement, instrument or document in connection herewith or therewith, or any request of the Required Banks, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability related to the exercise or performance of any of its powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents delivered in connection herewith or the taking of any action under or in connection with any of the foregoing.

         11.9 Agent's Rights as a Bank. With respect to the commitments of the Agent as a Bank hereunder, and any loans of the Agent to Borrower under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto, the Agent shall have the same rights and powers, duties and obligations under this Agreement, the other Loan Documents or other agreement, instrument or document as any Bank and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if it were not the Agent.

         11.10 Payment to Banks. Promptly after receipt from the Borrower of any principal repayment of any Loan, any interest due thereunder, and any other interest or fees or other amounts due under any of the Loan Documents, the Agent shall distribute to each Bank in immediately available funds that Bank's Commitment Percentage of the funds so received, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks.

         11.11 Pro Rata Sharing. All interest and principal payments on the Notes and all Commitment Fees are to be divided pro rata among the Banks in accordance with their respective Ratable Share. Any sums obtained from the Borrower by any Bank by reason of the exercise of its rights of setoff or banker's lien shall be shared pro rata among the Banks. Nothing in this Section
11.11 shall be deemed to require the sharing among the Banks of collections specifically relating to any other indebtedness of the Borrower to any Bank.

         11.12 Successor Agent. The Agent may resign as Agent upon ninety (90) days' notice to the Banks and the Borrower. If such notice shall be given, the Banks shall appoint a successor agent for the Banks, during such ninety (90) day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve as agent hereunder and under the several documents. If at the end of such ninety (90) day period the Banks have not appointed such a successor, the Agent shall procure a successor reasonably satisfactory to the Banks and the Borrower, to serve as agent for the Banks hereunder and under the several documents. Any such successor agent shall succeed to the rights, powers and duties of the Agent. Upon the appointment of such successor agent or upon the expiration of such ninety (90) day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         11.13 Amendments and Waivers. The Required Banks, or the Agent with the consent in writing of the Required Banks, and the Borrower may, subject to the provisions of this Section 11.13, from time to time enter into written supplemental agreements to this Agreement and the other Loan Documents for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Banks, the Agent or the obligor thereunder or the conditions, provisions or terms thereof or waiving any event of default thereunder or consenting to an action of the Borrower, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Banks:

         (i) waive any event of default by the Borrower in any payment of principal and/or interest due hereunder and under any of the Notes or any Reimbursement Obligation or other amount due with respect to the Letters of Credit;

         (ii) decrease any interest rate provided for herein;

         (iii) change the Termination Date or otherwise extend the maturity of any obligation hereunder;

         (iv) release any guarantor of the Indebtedness, any of the Property from the Mortgage, any Security Agreement and/or any Financing Statement or any other collateral described in any Loan Document except in the case of incidental sales of the Property in the ordinary course of the business of the Borrower;

         (v) reduce the Commitment Fee;

         (vi) increase the maximum principal amount of the Revolving Credit;

         (vii) permit the Borrower to assign its rights or duties hereunder or under any of the other Loan Documents; or

         (viii) amend or waive the provisions of this Section 11.13;

Any such supplemental agreement shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Banks and the Agent shall be restored to their former positions and rights, and any event of default hereunder or under the other Loan Documents waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other event of default hereunder or under the other Loan Documents, or impair any right consequent thereon.

         11.14 Agent's Fees. The Borrower shall pay to the Agent certain fees (the "Fees") under the terms of a letter among the Borrower and Agent, as amended from time to time.

         11.15 Funding by Branch, Subsidiary or Affiliate.

         (a) Notional Funding. Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, subsidiary or affiliate (which for the purposes of this Section 11.15 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 1.6(i) than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

         (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such Loan subject to the last sentence of this
Section 11.15(b). If any Bank causes a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, subsidiary or affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 1.6(i)) which would otherwise not be incurred.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         WITNESS the due execution hereof the day and year first above written.

WITNESS:                                  ATLAS ENERGY GROUP, INC., an Ohio
                                          corporation



/s/ Bruce M. Wolf                         By /s/ J.R. O'Mara
-------------------------------              --------------------------------
                                          Name:   J.R. O'Mara
                                          Title:  President and C.E.O.


WITNESS:                                  ATLAS RESOURCES, INC., a
                                          Pennsylvania corporation



/s/ Bruce M. Wolf                         By /s/ J.R. O'Mara
-------------------------------              --------------------------------
                                          Name:   J.R. O'Mara
                                          Title:  President and C.E.O.



WITNESS:                                  TRANSATCO CORPORATION, an Ohio
                                          corporation



/s/ Bruce M. Wolf                         By /s/ J.R. O'Mara
-------------------------------              --------------------------------
                                          Name:   J.R. O'Mara
                                          Title:  President and C.E.O.


WITNESS:                                  ATLAS ENERGY CORPORATION, an Ohio
                                          corporation



/s/ Bruce M. Wolf                         By /s/ J.R. O'Mara
-------------------------------              --------------------------------
                                          Name:   J.R. O'Mara
                                          Title:  President and C.E.O.


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                  [CONTINUATION OF SIGNATURES TO NINTH AMENDED
                          AND RESTATED LOAN AGREEMENT]


WITNESS:                                  MERCER GAS GATHERING, INC., a
                                          Pennsylvania corporation



/s/ Bruce M. Wolf                         By /s/ J.R. O'Mara
-------------------------------              --------------------------------
                                          Name:   J.R. O'Mara
                                          Title:  President and C.E.O.


WITNESS:                                  ATLAS GAS MARKETING, INC., a
                                          Pennsylvania corporation



/s/  XXXXXXXXXX                           By /s/ Bruce M. Wolf
-------------------------------              --------------------------------
                                          Name:   Bruce M. Wolf
                                          Title:  President


WITNESS:                                  PENNSYLVANIA INDUSTRIAL ENERGY,
                                          INC., a Pennsylvania corporation



/s/ Bruce M. Wolf                         By /s/ J.R. O'Mara
-------------------------------              --------------------------------
                                          Name:   J.R. O'Mara
                                          Title:  President and C.E.O.



WITNESS: THE ATLAS GROUP, INC. (f/k/a "AEG HOLDINGS, INC."), a Pennsylvania corporation



/s/ Bruce M. Wolf                         By /s/ J.R. O'Mara
-------------------------------              --------------------------------
                                          Name:   J.R. O'Mara
                                          Title:  President and C.E.O.




                      [SIGNATURES CONTINUED ON NEXT PAGE]

                  [CONTINUATION OF SIGNATURES TO NINTH AMENDED
                          AND RESTATED LOAN AGREEMENT]


WITNESS:                                  AED INVESTMENTS, INC., a Delaware
                                          corporation



/s/  XXXXXXXXXX                           By /s/ Bruce M. Wolf
-------------------------------              --------------------------------
                                          Name:   Bruce M. Wolf
                                          Title:  President




WITNESS:                                  ARD INVESTMENTS, INC., a Delaware
                                          corporation



/s/  XXXXXXXXXX                           By /s/ Bruce M. Wolf
-------------------------------              --------------------------------
                                          Name:   Bruce M. Wolf
                                          Title:  President


WITNESS:                                  AIC, INC., a Delaware corporation



/s/  XXXXXXXXXX                           By /s/ Bruce M. Wolf
-------------------------------              --------------------------------
                                          Name:   Bruce M. Wolf
                                          Title:  President




WITNESS:                                  BANK:

                                          PNC BANK, NATIONAL ASSOCIATION, as
                                          Agent and as Initial Bank


/s/  XXXXXXXXXX                           By /s/ Thomas Majeski
-------------------------------              --------------------------------
                                          Name:   Thomas Majeski
                                          Title:  Vice President



Initial Commitment Percentage:   100%